As filed with the Securities and Exchange Commission on January 20, 1998
             Registration No.

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                         AMENDMENT NO. 3
                                TO
                             FORM SB-2

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FRANKS' EXPRESS, INC.
          (Name of small business issuer in its charter)

          COLORADO              6770                            84-1170846
(State or jurisdiction of      (Primary Standard Industrial   (IRS Employer
incorporation or organization) Classification Code Number)  Identification No.)


                     12146 East Amherst Circle
                     Aurora, Colorado,  80014
                          (303) 695-9554
(Address and telephone number of Registrant's principal executive offices)

                          Charles Burton
                      2903 South Uinta Street
                      Denver, Colorado  80231
                          (303) 696-7523
    (Name, address, and telephone number of agent for service)

                             COPY TO:
                      David M. Summers, Esq.
            5670 Greenwood Plaza Boulevard, Suite 422
                    Englewood, Colorado  80111
                          (303) 220-5420

Approximate date of proposed sale to the  public:   As  soon as practicable
after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                   THIS OFERING WILL BE SOLD BY
               OFFICERS AND DIRECTORS OF THE COMPANY

             (Cover Page Continues on Following Page)

                  CALCULATION OF REGISTRATION FEE

Title of each                    Proposed maximum Proposed maximum
class of securities Amount to    offering price   aggregate offering  Amount of
to be registered    be registered      per unit   price            registration
                                                                       fee

Common shares          100,000         $1.00      $100,000            $30.00

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            PROSPECTUS

                       Franks' Express, Inc.
                     (a Colorado Corporation)
                     12146 East Amherst Circle
                      Aurora, Colorado  80014

   50,000 Shares Minimum/100,000 Shares Maximum of Common Stock

     Franks' Express, Inc., a Colorado corporation (the "Company") is offering for sale a minimum of 50,000 shares and a maximum of 100,000 shares of its $.0001 par value common stock ("Shares"). The Shares are being offered and sold primarily by officers and directors of the Company. Registered broker-dealers may also participate in the offering, but no such broker-dealers have been identified as of the date of this Prospectus. If less than the minimum amount of Shares are sold within four (4) months from the effective date of this Prospectus, all funds received by the Company from subscribers will be promptly returned without interest or deduction for expenses. (SEE "PLAN OF DISTRIBUTION.")

     The Company is conducting a blank check offering subject to the United States Securities and Exchange commission's Rule 419 of Regulation C. The net offering proceeds, after deduction for underwriting commissions and offering expenses (estimated at $59,000 if the maximum number of shares are sold and $14,000 if the minimum number of shares are sold) and the securities to be issued to investors must be deposited in an escrow account (the "DEPOSITED FUNDS" and the "DEPOSITED SECURITIES," respectively) While held in the escrow account, the securities may not be traded or transferred. Except for an amount up to 10% of the DEPOSITED FUNDS ($5,900 if the maximum number of shares are sold and $1,400 if the minimum number of shares are sold) otherwise releasable under the rule, the DEPOSITED FUNDS and the DEPOSITED SECURITIES may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. In addition, in this offering, the DEPOSITED FUNDS and the DEPOSITED SECURITIES in this offering will not be released until completion of a transaction or series of transactions in which at least 50% of the gross proceeds derived from this offering are committed to a
specific  line of  business.       Pursuant  to  these  procedures,  a  new
prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the DEPOSITED FUNDS to any investor who does not elect to remain an investor. Unless a sufficient number of investor elect to remain investors, all investors will be entitled to the return of a pro rata portion of the DEPOSITED FUNDS (and any interest earned thereon) and none of the DEPOSITED SECURITIES will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date, the DEPOSITED FUNDS will be returned on a pro rata basis to all investors. (See "Investors' Rights and Substantive Protection Under SEC Rule 419").

     THESE ARE SPECULATIVE SECURITIES, INVOLVING A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS.") PURCHASERS OF SECURITIES OFFERED BY THIS PROSPECTUS MUST BE RESIDENTS OF COLORADO OR OTHER STATES IN WHICH THE SHARES HAVE BEEN REGISTERED FOR SALE OR WHERE AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND TO THE EXTENT THAT A TRADING MARKET FOR THE COMPANY'S SECURITIES DEVELOPS IN THE FUTURE, THE SECURITIES OFFERED BY THIS PROSPECTUS MAY BE RESOLD ONLY TO RESIDENTS OF THOSE STATES. NO PUBLIC MARKET FOR SHARES SOLD IN THIS OFFERING CAN DEVELOP UNTIL SUCH SHARES ARE RELEASED FROM ESCROW PURSUANT TO THE PROVISIONS OF SEC RULE 419 IN CONJUNCTION WITH SUCCESSFUL COMPLETION OF A BUSINESS COMBINATION. (SEE "RISK FACTORS -- State Blue Sky Registration; Restricted Resales of the Securities.)

     In the event the minimum offering amount is raised prior to the end of the four (4) month offering period, the Company may, at its discretion, close the offering, or continue the offering until the expiration of the four (4) month offering period, or until the maximum offering amount ($100,000) is raised, whichever occurs first. In the event the minimum offering is sold, any monies held in escrow will be released to the Company upon compliance with additional conditions specified in SEC Rule 419 in connection with a transaction or series of transactions in which at least 50% of the gross proceeds of this offering are committed to a specific line
of business.       (SEE "PLAN OF DISTRIBUTION.")

______________________________________________________________________________
               PRICE TO PUBLIC COMMISSIONS(1) PROCEEDS TO COMPANY(2)
______________________________________________________________________________
     Per Share $      1.00         $.10           $.90
     Minimum   $   50,000.00  $   5,000.00   $45,000.00
     Maximum   $ 100,000.00   $ 10,000.00    $90,000.00
______________________________________________________________________________

         The date of this Prospectus is January 20, 1998.

(1) The offering is being sold by officers and directors of the Company to whom no commission or other offering remuneration will be paid. All officers and directors of the Company are expected to participate in selling efforts. Registered broker-dealers are also permitted to make sales of Shares, but no such broker-dealers have been identified as of the date of this Prospectus. The Company may pay commissions of up to ten percent (10%) of any offering proceeds raised by one or more registered broker-dealers or their representatives. The table has been prepared using the assumption that the maximum commission will be paid on all Shares sold.

(2) Proceeds to Company have been computed after deduction of the maximum commissions, and prior to the deduction of other offering expenses estimated to be approximately $36,000 . Proceeds from the sale of Shares will be deposited in escrow by noon of the business day following receipt thereof with Corporate Stock Transfer, in Denver, Colorado. In the event that 50,000 Shares, having a subscription price of $50,000 are not sold within four (4) months from the effective date of this Prospectus, all proceeds raised will be promptly returned to investors without interest, and without deducting any expenses incurred in connection with this offering.

        Although the Company intends to seek to have its common stock listed on the NASD Bulletin Board following this offering, there is no market for the Company's common stock as of the date of this Prospectus, and there can be no assurance that a public market for the Company's common stock will develop, or if so developed, will be sustained to any extent, given the small size of this offering and the Company's limited shareholder base. Such a listing for shares offered by this Prospectus will not occur until after a business combination has been effected and shares have been released from escrow, pursuant to the Provisions of SEC Rule 419 and the provisions of Section 11-51-302(6) of the Colorado Securities Act. (SEE "RISK FACTORS" and "DESCRIPTION OF SECURITIES.")

     The offering price of the Shares has been determined by the Company without regard to any traditional established criteria of value. The price was selected because the Company believes the Shares can best be sold at this price.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMPANY'S OFFICERS, DIRECTORS, AND EXISTING SHAREHOLDERS MAY PURCHASE A PORTION OF THE SHARES OFFERED BY THIS PROSPECTUS UPON THE SAME TERMS AND CONDITIONS AS OTHER INVESTORS IN THIS OFFERING. THE AGGREGATE NUMBER OF SHARES WHICH MAY BE PURCHASED BY SUCH OFFICERS, DIRECTORS AND EXISTING SHAREHOLDERS, HOWEVER, SHALL NOT EXCEED 50% OF THE NUMBER OF SHARES SOLD IN THIS OFFERING TO OTHER INVESTORS.

     The Shares are offered by the Company, subject to prior sale, allotment, acceptance, withdrawal, cancellation or modification of the offering. Any modification to the offering will be made by means of an amendment to the Prospectus. The Company reserves the right to withdraw or cancel the offering without notice, and to reject any orders, in whole or in part, for the purchase of any of the offered Shares.

     The Company will make available to its shareholders an Annual Report on Form 10-K containing financial information audited and reported upon by independent certified public accountants, and it may also provide unaudited quarterly or other interim reports as it deems appropriate. The Company is a "reporting company" under the Securities Exchange

Act of 1934 and will comply with the periodic reporting requirements of the Securities Exchange Act of 1934. When such reports, proxy statements and other information are filed by the Company with the Securities and Exchange Commission (the "Commission"), they will be available for inspection and copying at the Public Reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center 300 West Madison Street, Suite 1400, Chicago, Illinois 10048, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the Web site is (http://www.sec.gov).

     The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (excluding exhibits to the information that is incorporated by reference, unless the exhibits are themselves specifically incorporated by reference), by directing written requests to Mr. Charles Burton at 2903 South Uinta Street, Denver, Colorado 80231, and oral requests to Mr. Burton at (303) 696-7523.

                      ADDITIONAL INFORMATION

     A registration statement on Form SB-2, including amendments thereto, relating to the Shares offered by this Prospectus has been filed by the Company with the Securities and Exchange Commission in Washington, D.C. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to such registration statement. For further information with respect to the Company and the Shares offered by this Prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to in this Prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission.

     REPORTS TO SHAREHOLDERS. Pursuant to the requirements of the Securities Exchange Act of 1934, the Company will make available annual reports to shareholders which will include audited financial statements reported on by its certified public accountants. In addition, the Company may make available quarterly or other interim reports to shareholders containing unaudited financial statements or financial information.

                         TABLE OF CONTENTS

                                                              PAGE

PROSPECTUS SUMMARY ..........................               1

RISK FACTORS.................................               7

DILUTION.....................................              23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS..........              24

COMPARATIVE DATA ............................              25

USE OF PROCEEDS..............................              25

PLAN OF DISTRIBUTION ........................              27

LEGAL PROCEEDINGS............................              29

MANAGEMENT...................................              29

BUSINESS.....................................              31

SECURITY OWNERSHIP OF MANAGEMENT AND
  PRINCIPAL SHAREHOLDERS.....................              39

DESCRIPTION OF SECURITIES ...................              40

CERTAIN RELATIONSHIPS AND RELATED PARTY
  TRANSACTIONS...............................              42

EXECUTIVE COMPENSATION.......................              43

LEGAL MATTERS................................              43

TRANSFER AGENT...............................              44

EXPERTS......................................              44

INDEX TO FINANCIAL STATEMENTS................            F-1

                        PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes to the same) appearing elsewhere in this Prospectus.
Each prospective investor is urged to read this Prospectus in its entirety.

                            THE COMPANY
BUSINESS OBJECTIVES

     The Company was incorporated under the laws of the State of Colorado on May 17, 1991, for the purpose of engaging in the retail food service business. The Company closed its restaurants and a retail ice cream and candy shop in November of 1993 and has not conducted any material business activities since that time. The Company's current business objective is to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating or development stage business (a "Target Business") which the Company believes has significant growth and profit potential. The implementation of the Company's business objective is contingent upon the successful sale of the shares of Common Stock in this Offering. (SEE "BUSINESS.") The Company will not engage in any substantive commercial business immediately following this Offering and for an indefinite period of time following this Offering.

     This Offering is characterized as a "blank check" offering under the provisions of SEC Rule 419. The merger by an operating company into a "blank check" company as a method of financing may offer a number of advantages to traditional financing alternatives such as an initial public offering.

     The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation and evaluation. The Company intends to utilize the net proceeds of this offering, equity securities, debt securities, bank and other borrowing or a combination the same to effect a Business Combination. The Company will not restrict its search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. The Company may participate in newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Most likely, the Target Business will be primarily located in the United States, although the Company reserves the right to acquire a Target Business primarily located outside the United States.

     While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, in all likelihood, as a result of its limited resources, the Company will have the ability to effect only a single Business Combination with a Target
Business.     The Company will not expend less than 80% of the maximum
proceeds derived from this Offering.       The  Company  does not intend to
register as a broker-dealer, merge with or acquire a registered broker-dealer, or otherwise become a member of the NASD. None of the Company's officers, directors or promoters, and no other affiliate of the Company has had any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company. The Company and its promoters know of no outside person or group of persons who are likely to purchase, beneficially own or control any portion of the securities offered by this Prospectus, although officers, directors and existing shareholders may purchase shares in this offering. There are no plans, proposals or arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others following this offering prior to the identification of a business opportunity for a Business Combination.

     Although the Company will provide relevant information regarding any selected Target Business in connection with a reconfirmation offer, the Company does not intend to provide the Company's security holders with a complete set of disclosure documents concerning the Target Business (which would include audited financial statements) prior to the consummation of any merger or acquisition transaction.

BUSINESS EXPERIENCE OF PRINCIPALS

     The executive officers and the other directors of the Company have business experience which has provided them with skills which the Company believes will be helpful in evaluating potential Target Businesses and negotiating a Business Combination.

POSSIBLE RETENTION OF INVESTMENT BANKER

     The  Company  may   retain  an  investment  banking  firm  to  aid  in
identifying,  evaluating,  structuring,   negotiating  and  consummating  a
Business Combination.

  INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER SEC RULE 419

GENERAL

     The Securities and Exchange Commission ("SEC ") has adopted SEC Rule 419 relating to "blank check" issuers (companies that have no specific business plan or have indicated that their plan is to engage in a merger or acquisition with an unidentified company). This rule provides that upon consummation of the offering there be deposited into an escrow or special account all proceeds received, less underwriting commissions and certain expenses, and all securities issued. The net offering proceeds (less 10% which may be withdrawn for expenses) must remain in escrow until the earlier of, an acquisition meeting certain criteria and affirmation of the offering, or 18 months. During such escrow period no trading in the securities offered by this Prospectus may take place. Inasmuch as the Company is planning to engage in a merger or acquisition with an unidentified company, the Company will be subject to SEC Rule 419.

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

     SEC Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering expenses and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under SEC Rule 419, the Deposited Funds (less 10% otherwise releasable under the rule) and the Deposited Securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions. First, the Company must execute an agreement for an acquisitions(s) meeting certain prescribed criteria. Second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions. Third, the acquisition(s) meeting the prescribed criteria must be consummated (SEE "Prescribed Acquisition Criteria" and "Reconfirmation Offering" within this section.) Accordingly, the Company has entered into an escrow agreement with Corporate Stock Transfer, Denver, Colorado ( the "Escrow Agent") which provides that:

     (1) The net proceeds (gross proceeds after deduction of commissions) will be deposited into an escrow account maintained by the Escrow Agent promptly after the successful completion of the offering. Except for the 10% of the Deposited Funds, which may be released to the Company, the Deposited Funds and interest or dividends thereon, if any, will be held for the sole benefit of the investors and can be invested only in a bank savings account, a money market fund, or federal government securities or securities guaranteed as to principal and interest by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to those securities, including securities issued with respect to stock splits, stock dividends, or similar rights, will be deposited directly into escrow with the Escrow Agent promptly upon issuance. Certificates for the Deposited Securities will be issued in the names of the investors. Accordingly, the Deposited Securities are deemed to be issued and outstanding, and are held by the Escrow Agent for the sole benefit of the investors who retain voting rights with respect to the Deposited Securities. The Deposited Securities held in escrow may not be transferred, disposed of, nor any interest created therein, other than by will or the laws of descent and distribution, or, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities, or other derivative securities relating to securities held in escrow, if any, may be exercised or converted in accordance with their terms; provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion, are to be promptly deposited into escrow.

PRESCRIBED ACQUISITION CRITERIA

     SEC Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute one or more agreements to acquire one or more acquisition candidates meeting certain specified criteria. The agreement must provide the acquisition of a business or assets for which the fair market value of the business represents at least 80% of the maximum offering proceeds, (excluding underwriting commissions, underwriting expenses, and dealer allowances payable to non-affiliates). For purpose of the offering, the estimated fair value of the business or assets to be acquired must therefore be at least $72,000 if the entire offering is sold entirely through broker-dealers, or $36,000 if only the minimum offering is sold entirely through broker-dealers. Once an acquisition agreement meeting the above criteria has been executed, the Company must successfully complete the mandated reconfirmation offering and consummate the acquisition. Any agreement pertaining to an acquisition will include a condition precedent to the effect that investors representing 80% of the offering proceeds must elect to reconfirm their investment in the Shares, all as provided in SEC Rule 419.

     It is possible that the Company may propose to acquire a business in the development stage. A business is in the development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have commenced or planned principal operations have commenced, but there has been no significant revenue therefrom. As described above, under SEC Rule 419 the Company must acquire a business or assets for which the fair value of the business
represents  at least 80% of the maximum offering proceeds.       Therefore,
the Company's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with a fair value high enough to satisfy the requirements of SEC Rule 419.

POST EFFECTIVE AMENDMENT

        Once the agreement governing the acquisition of a business meeting the above criteria has been executed, SEC Rule 419 requires the Company to update its registration statement with a post-effective amendment
("Amendment").       The  Amendment must contain information describing (a)
the proposed acquisition candidate (or candidates, if more than one) and its business, including audited financial statements, (b) the outcome of this offering; and, (c) the use of the funds disbursed from escrow. The Amendment must also include the terms of the reconfirmation offer mandated by SEC Rule 419. The reconfirmation offer will include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering

     A reconfirmation offer must commence within five business days after the effective date of the Amendment. Pursuant to SEC Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the Amendment will be sent to each investor whose securities are held in escrow within five business days after the effective date of the Amendment;

     (2) Each investor will have not less than 20, nor more than 45, business days from the effective date of the Amendment to notify the Company in writing, that the investor elects to remain an investor;

     (3) If the Company does not receive written notification from investors representing 80% of the offering proceeds (estimated at $72,000, if the entire offering is sold, or $36,000, if only the minimum offering is sold), within 45 business days following the effective date of their election to reconfirm their investments in the Shares, the Deposited Funds (and any related interest or dividends) held in escrow for all investors will be returned to them, on a pro rata basis, within five business days by first class mail or other equally prompt means;

     (4) The acquisition will be consummated only if investors representing 80% of the offering proceeds notify the Company in writing of their election to reconfirm their investments in the Shares within 45 business days following the effective date of the Amendment;

     (5) If an acquisition is consummated, any investor who does not reconfirm his or her investment in the Shares to the Company in writing within 45 days following the effective date of the Amendment will receive his or her pro rata portion of the Deposited Funds (and any related interest or dividends) held in escrow for all investors within five business days by first class mail or other equally prompt means;

        (6) If an acquisition is not consummated by July 20, 1999 (18 months from the date of this Prospectus), the Deposited Funds then held in escrow shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

     The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after the Escrow Agent has received a signed representation from the Company and any other evidence acceptable to them that: the company has executed one or more agreements for the acquisition of one or more business for which the fair
market value of the business  represents at least 80% of the    maximum
offering proceeds which are derived from this offering and has filed the required Amendment; the Amendment has been declared effective, the mandated reconfirmation offer containing the conditions prescribed by SEC Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and, the acquisition of the business with the fair market value of at least 80% of the maximum offering proceeds which are derived from this offering is consummated. In addition, the escrow requirements of Section 11-51-302(6) of the Colorado Securities Act provide that the Deposited Funds and Deposited Securities must be held until completion of a transaction or series of transactions in which at least 50% of the gross proceeds are committed to a specific line of business.

                           THE OFFERING

     This Prospectus relates to the offering by the Company of a minimum of 50,000 and a maximum of 100,000 Common Shares (par value $.0001 per share) at an offering price of $1.00 per Share (the "Shares"). This offering is made on a "best efforts" basis.

Offering Price Per Share...............................    $ 1.00

Minimum Number of Shares Offered.......................    50,000
Maximum Number of Shares Offered........................  100,000

Common Shares Outstanding Prior to Offering   .........  1,000,000

Common Shares to be Outstanding After Minimum Offering. 1,050,000
Common Shares to be Outstanding After Maximum Offering   1,100,000

Minimum Gross Proceeds to the Company...................  $50,000
Maximum Gross Proceeds to Company....................... $100,000

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock (par value $.0001 per share) and 10,000,000 shares of Preferred Stock (par value $.0001 per share).

                           RISK FACTORS

     The securities offered by this Prospectus involve a high degree of risk and immediate substantial dilution and therefore should not be purchased by investors who cannot afford the loss of their entire investment. Prior to this offering there has been no public market for the Shares and there can be no assurance that such a market will develop after release of the Deposited Securities, especially in view of the small size of this offering and the Company's limited shareholder base. Such risk factors include, among others, the following;

the Company's lack of recent profitable operating history and limited resources; the small size of this offering, its small shareholder base, no present source of revenues; intense competition in selecting a Target Business and effecting a Business Combination; and, because of the Company's limited resources, the possibility that the Company's due diligence investigation of a potential Business Combination will be restricted, especially in the case of a Target Business outside the United States. The Company's independent auditors have stated in their opinion that the Company's financial statements contemplate the Company's ability to continue as a going concern, which will be dependent upon the Company's ability to obtain financing. Investors will incur immediate substantial dilution. (SEE "RISK FACTORS," "DILUTION" and "USE OF PROCEEDS.")

                          USE OF PROCEEDS

     The net proceeds to be realized by the Company from this offering if only the minimum amount being offered is sold will be approximately $45,000, assuming the maximum commission is paid on all of the Shares sold. In the event the entire offering is sold, the Company will receive net proceeds of approximately $90,000, assuming the maximum commission is paid on all of the Shares sold. The Company intends to use substantially all of the net proceeds of the offering, together with the interest earned thereon, to attempt to effect a Business Combination, including selecting and evaluating potential Target Businesses and structuring, negotiating and consummating a Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to the Company and payment of travel expenses). The proceeds from this offering by the Company will be held in an escrow account maintained by the Escrow Agent, until satisfaction of certain required conditions specified in SEC Rule 419 and commitment of at least 50% of the gross proceeds to a specific line of business.

     To the extent that the Company's securities are used as consideration to effect a Business Combination, the balance of the net proceeds of this offering not expended will be used to finance the operations (including the possible repayment of debt) of the Target Business. No compensation will be paid to any officer or director in their capacities as such until after the consummation of the first Business Combination, other than reimbursement for out-of-pocket expenses they incur on behalf of the Company. Since the role of the Company's current directors and executive officers after a consummation of a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after such consummation of a Business Combination.

                           RISK FACTORS

THE COMMON STOCK OFFERED BY THIS PROSPECTUS IS SPECULATIVE, INVOLVES IMMEDIATE SUBSTANTIAL DILUTION AND A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE SEVERAL FACTORS

DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

          RISK FACTORS RELATING TO THE COMPANY'S BUSINESS

SEEKING TO ACHIEVE PUBLIC TRADING MARKET THROUGH BUSINESS COMBINATION

     While a prospective Target Business may deem a consummation of a Business Combination with the Company desirable for various reasons, a Business Combination may involve the acquisition of, merger or consolidation with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, including time delays, significant expense, loss of voting control, the time and expense incurred to comply and compliance with various federal and state securities laws that regulate initial public offerings. Nonetheless, there can be no assurance that there will be an active trading market for the Company's securities following the completion of a Business Combination or, if a market does develop, no assurance as to the market price for the Company's securities.
   No public market for shares sold in this Offering can develop until such shares are released from escrow pursuant to the provisions of SEC Rule 419 and other provisions of applicable state statutes, in conjunction with successful completion of a Business Combination. (See, "General Risks Relating to an Investment in the Company -- Restriction on Sale of Shares Held in SEC Rule 419 Escrow Account" below)

NO RECENT OPERATING HISTORY

     The Company, which was originally incorporated on May 17, 1991, has recently revised its business objectives and, as of the date of this Prospectus, is attempting to seek a Business Combination. The Company has limited resources and has had no revenues since November of 1993. The Company has experienced operating losses during the past year. As of June 30, 1997, the Company had an accumulated deficit of $12,034. (SEE Financial Statements of the Company included in this Prospectus.) In view of the Company's lack of any operating history since November 1993, there is only a limited basis upon which to evaluate the Company's prospects for achieving its intended business objectives. The Company's independent auditors have stated in their opinion that the Company's financial statements contemplate the Company's ability to continue as a going concern, which will be dependent upon the Company's ability to obtain financing. The Company's officers and directors have no significant prior experience relating to the identification, evaluation and acquisition of a Target Business. Investors will be relying primarily on their ability to attempt to select a Target Business which will be profitable.

UNSPECIFIED INDUSTRY

     The  Company  has  not yet identified  any  business  or  product  for possible acquisition. Accordingly, there is no current basis for prospective investors in this Offering to evaluate the possible merits or risks of the Target Business or the particular industry in which the Company may ultimately operate. The Company faces all of the risks inherent in a new business and those risks specifically inherent in the type of business in which the Company proposes to engage, namely, the investigation and acquisition of an interest in a business. The purchase of the securities offered by this Prospectus must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. (SEE "USE OF PROCEEDS" and "BUSINESS.")

NO CURRENT NEGOTIATIONS REGARDING AN ACQUISITION OR MERGER

     None of the Company's officers, directors, or promoters, or their affiliates and associates, have had any preliminary contact or discussion, and there are no present plans, proposals, arrangements or understandings, with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in this Prospectus. Therefore, there is no assurance that the Company will be successful in locating or negotiating any profitable acquisition or merger transactions in the future. (SEE "BUSINESS.")

INCREASED RISKS FOR POTENTIAL BUSINESS COMBINATIONS

     It is possible that in seeking to effect a Business Combination, the Company may consider a candidate base of potential Target Business that may have inherent riskier businesses than those which may be able to secure financing from more traditional sources. Such candidate base may well have sought to secure financing from banks or financial institutions, venture capitalists, or private or institutional investors, and may have been unable to procure such financing. Such rejection may have resulted from the analysis by such parties that the Target Business does not fall within parameters established by such persons or entities for investment or financing including, without limitation, substantial risk of failure. Additionally, a prospective Target Business may be a company which does or does not need substantial additional capital, but which desires to establish a public trading market for its shares and is unable to do so on its own or wishes to avoid what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws enacted for the protection of investors.

LACK OF DIVERSIFICATION

     In view of the limited resources of the Company, even after this offering is completed, it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurances that the Target Business selected by the Company will prove to be commercially viable. (SEE "BUSINESS.")

ADDITIONAL FINANCING

     There currently are no limitations on the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination. However, the Company's limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by and in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiently of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred borrowings and, therefore, already be subject to such risks. (SEE "USE OF PROCEEDS" and "BUSINESS.") No portion of the net proceeds derived from this offering will be used to make loans to any person. In addition, the Company will not borrow funds and use the proceeds therefrom to make payments to the Company's officers, directors, or promoters, or their affiliates or associates.

FAILURE OF SUFFICIENT NUMBER OF INVESTORS TO RECONFIRM INVESTMENT

     A business combination with a Target Business cannot be consummated unless, in connection with the reconfirmation offering required by SEC Rule 419, the Company can successfully convince a sufficient number of investors representing 80% of the offering proceeds to elect to reconfirm their investment. If an insufficient number of investors reconfirm their investment, none of the Deposited Securities held in escrow will be issued and the Deposited Funds will be returned to investors on a pro rata basis. Because it is likely that the Company will have expended up to 10% of the proceeds derived from this offering prior to that time, investors will only receive a portion of the funds originally invested, if an insufficient number of investors reconfirm their investment after a merger or acquisition candidate has been identified.

USE OF BUSINESS ACQUISITION CONSULTANTS OR FINDERS

     While the Company does not presently anticipate that will engage unaffiliated professional firms specializing in business acquisitions on reorganizations, such firms may be retained if management deems it in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments based on a percentage of revenues or product sales volume, payments involving issuance of equity securities (including those of the Company), or any combination of these or other compensation arrangements. The Company estimates that any fees for such services will not exceed 10% of the amount of the securities issued or cash paid by the Company to acquire a business. The Company will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed in accordance with SEC Rule 419. (SEE "USE OF PROCEEDS," and "BUSINESS.")

NO ASSURANCE OF PROFITABILITY

     There can be no assurance that the Company will be able to acquire a favorable Target Business. In addition, even if the Company becomes engaged in a new business, there can be no assurance that it will be able to generate revenues or profits therefrom.

NO ASSURANCE OF CONVENTIONAL FINANCING FOR BUSINESS ACQUIRED OR MERGED

     Although there are no specific business combination or other transactions contemplated by management, it may be expected that any such Target Business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available to the Company once it acquires said business.

SUCCESS DEPENDENT ON MANAGEMENT

     Success of the Company will depend on the active participation of its officers and directors and their successful endeavors to further the Company's business goals. If present management were to fail to diligently pursue the goals of the Company, it would adversely affect development of the Company's business and its likelihood of continuing operations. The officers and directors of the Company currently are employed or engaged full time in other positions or activities and will devote only that amount of time to the affairs of the Company which they deem appropriate. The amount of time devoted by management to the affairs of the Company will depend on the number and type of businesses under consideration at any given time. In view of competing demands for their time, investors should anticipate that the Company's officers and directors will grant priority to their full-time positions rather than the business affairs of the Company. The Company estimates that each officer will contribute an average of 10 hours per month to Company matters. Nevertheless, the executive officers and the other directors of the Company will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination, and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. (SEE "MANAGEMENT.")

CONFLICTS OF INTEREST

     Certain conflicts of interest may exist between the Company and its officers and directors, due to the fact that they are employed or engaged full time in other endeavors. As a result, the consummation of a Business Combination may require a greater period of time than if the Company's management devoted their full time to the Company's affairs. In addition, they may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of additional entities. Such business interests may conflict with those of a Target Business. Mr. Burton's independent consulting business presently focuses on meeting the needs of individual investors and is therefore not expected to present material conflicts of interest.

     Failure by management to conduct the Company's business in its best interest, however, may subject management to claims by the Company and/or its shareholders of breach of fiduciary duty. The officers and directors of the Company may promote or become involved in other acquisition funds or "blank check" entities with activities similar to those to be undertaken by the company. In the course of their other business activities, including private investment activities, the Company's officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of corporations incorporated under the laws of the State of Colorado are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiliations, Messrs. Burton and Jones may have similar legal obligations relating to presenting certain business opportunities to the various entities upon which they serve as directors now, or in the future. Therefore, there can be no assurance that they will offer all suitable prospective business opportunities to the Company before any other acquisition fund or "blank check" offering with which they may be affiliated. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the Board of Directors with respect to the foregoing criteria. All of the foregoing conflicts of interest will be resolved through the exercise of their independent judgment, in light of all facts and surrounding circumstances existing at the time, but there can be no assurances that any of the foregoing conflicts will be resolved in favor of the Company. Prior to their involvement with the Company, none of the directors or officers of the Company has been involved in any "blind pool" or "blank check" offerings. (SEE "MANAGEMENT -- Conflicts of Interest.")

POLICIES ADOPTED BY MANAGEMENT

     The Company's Board of Directors has recently adopted policies by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not currently hold any of the Company's outstanding capital stock (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, (a) prohibiting the payment, either directly or indirectly, of any finder's fee or similar compensation (including the issuance of debt) to any person who has served as an officer or director of the Company prior to the acquisition, or who is a promoter, (b) prohibiting any portion of the net proceeds of the offering may be paid to officers, directors, promoters, or their affiliates or associates, directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other payments. except for reimbursement of offering costs and expenses incurred by officers and directors on Company matters, (c) prohibiting the Company from acquiring or merging with a business or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have any direct or indirect ownership interest and (d) prohibiting the Company from engaging in the creation of subsidiary entities which a view to distributing their securities to the shareholders of the Company. These policies were adopted to minimize the possibility that such matters would become factors in negotiations and present conflicts of interest. While the Board of Directors may seek a change in these policies prior to an acquisition, no change may be made except by the vote specified.

INABILITY TO FULLY EVALUATE INVESTMENTS

     The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exclusive investigation and analysis of a Target Business. Therefore, management decisions will likely be made without detailed feasibility studies, independent analysis, market surveys, and the like which, if the Company had more funds available, would be desirable. The Company will be particularly dependent in making decisions on information provided by the promoter, owner, sponsor, or others associated with the businesses seeking the Company's participation, and which will have a direct economic interest in completing a transaction with the Company. (SEE "BUSINESS.")

POSSIBLE DEPENDENCE ON OUTSIDE ADVISORS

     In connection with its investigation of a possible business and in order to supplement the business experience of management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made on an independent basis without a continuing fiduciary or other obligation to the Company. In the event that such accountants, technical experts, appraisers, attorneys, or other consultants or advisors are deemed necessary or desirable, the Company's Board of Directors will consider, among other factors, the experience, expertise, education, reputation, specialized knowledge, and cost when selecting such persons or firms. The Company has no arrangement or understanding to employ any of its officers or directors as outside advisors. None of the Company's officers, directors or promoters have used any particular consultants or advisors on a regular basis in the past in connection with evaluation of possible businesses acquisitions. To the extent that the Company employs accountants, technical experts, appraisers, attorneys, or other consultants or advisors, a portion of the proceeds derived from this Offering may be used to pay such persons or firms. (SEE "BUSINESS" and "USE OF PROCEEDS")

LIMITATION ON ACQUISITIONS

     The Company is subject to SEC Rule 419 and certain reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will be required to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired for one, two, or three years, depending on the relative size of the acquisition. Consequently, the acquisition prospects available to the Company would be limited to those that can provide the required audited financial statements. (SEE "BUSINESS -- Selection of a Business.")

POSSIBLE CONSEQUENCES OF BUSINESS REORGANIZATION

     It is likely that the Company will issue additional shares of Common Stock or Preferred Stock in connection with its potential merger, consolidation, or other business reorganization, and that the proceeds of this offering will be used in the business of the Target Business (the Company will not make loans of the net proceeds of the offering). The consequences may be a change of control of the Company; significant dilution to the public shareholders' investment; and, a material decrease in the public shareholders' equity interest in the Company. Any change in control will most likely also result in the resignation or removal of the Company's present officers and directors. Accordingly, investors will be relying, in some significant respects, on the abilities of the management and directors of the Target Business who are unidentifiable as of the date of this Prospectus. If there is a change in management in connection with a Business Combination, which is likely to occur, no assurances can be given as to the experience or qualifications of the persons who replace present management respecting either the operation of the Company's activities or the operation of the business, assets or property being acquired. Because the

Company has not made any determination with respect to the acquisition of any specific business, it cannot speculate on the form of any potential business reorganization or the amount of securities which the Company may issue in connection with the same. The Company's Board of Directors may issue additional securities of the Company (including both Common Stock and Preferred Stock) on terms and conditions which the Board of Directors, in its sole discretion, determines to be in the best interest of the Company and without seeking shareholder approval. (SEE "BUSINESS.")

ISSUANCE OF PREFERRED STOCK

     The Company currently has authorized 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock are issued and outstanding. Although the Company's Board of Directors has no present intention to do so, it has the authority, without action by the Company's shareholders, to issue the authorized and unissued preferred stock in one or more series and determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of any such series. Such shares may, if and when issued, have rights superior to those of the Common Stock. (SEE "DESCRIPTION OF SECURITIES.")

POSSIBLE BUSINESS COMBINATION  WITH  A  TARGET  BUSINESS OUTSIDE THE UNITED
STATES

     The Company may effectuate a Business Combination with a Target Business located outside the United States. In such event, the Company may face the additional risks of language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers. Furthermore, due to the Company's limited resources, it may be difficult to assess fully these additional risks. Therefore, a Business Combination with a Target Business outside the United States may increase the risk that the Company will not achieve its business objectives.

LIMITED RIGHTS OF SHAREHOLDERS IN AN ACQUISITION

     Although investors may request the return of their investment funds in connection with the reconfirmation offering required by SEC Rule 419, the Company's shareholders may not be afforded an opportunity specifically to approve or disapprove any particular business reorganization or acquisition. Except under certain circumstances, the Board of Directors of the Company will be able to consummate an acquisition by or of the Company without the approval of the shareholders of the Company. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the allocation of the proceeds of the offering and the selection of a Target Business. There can be no assurance that determinations ultimately made by the Company will permit the Company to achieve its business objectives. (SEE "USE OF PROCEEDS" and "BUSINESS.")

LEVERAGE

     A business acquired through a leveraged buy-out, i.e., financing the acquisition of the business by borrowing on the assets of the business to be acquired, will be profitable only if it generates enough revenues to cover the related debt and expenses. Use of a leveraged buy-out could increase the Company's exposure to larger losses. There can be no assurance that any business acquired through a leveraged buy-out will generate sufficient revenues to cover the related debt and expenses. The use of leverage to consummate a business combination may reduce the ability of the Company to incur additional debt, make other acquisitions, or declare dividends, and may subject the Company's operations to strict financial controls and significant interest expense. It is likely that the Company will have few, if any, opportunities to utilize leverage in an acquisition. Even if the Company is able to identify a business where leverage may be used, there is no assurance that financing will be available, or if it is available, that it will be available on terms acceptable the Company. (SEE "BUSINESS -- Leverage.")

COMPETITION

     The Company expects to encounter intense competition from other entities having business objectives similar to those of the Company. Many of these entities, including venture capital partnerships and corporations, other "blank check" or "blind pool" companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations, directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to complete successfully. The Company's financial resources will be limited in comparison to those of many of its competitors. Further, such competitors will generally not be required to seek the prior approval of their own shareholders, which may enable them to close a Business Combination more quickly than the Company, in view of the reconfirmation offer which must be made by the Company. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit the Company to achieve its stated business objectives. (SEE "BUSINESS.")

TAX CONSIDERATIONS

     As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Target Business and their respective shareholders. There can be no assurances, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business

Combination. To the extent the IRS or state tax authorities ultimately prevail in re-characterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Target Business and their respective shareholders.

GOVERNMENTAL REGULATION

     The Target Business which the Company may acquire could be subject to governmental regulations, including environmental and taxation matters, which regulations would have a materially adverse affect on the Company after its acquisition of a Target Business. (SEE "BUSINESS.")

INVESTMENT COMPANY ACT CONSIDERATIONS

     The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends  generally  to  companies  engaged primarily  in  the  business  of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the scope and definitions of certain provisions of the Investment Company Act. The Company believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, particularly during the period prior to consummation of a Business Combination. If the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of the Company as an investment company, the failure by the Company to satisfy such regulatory requirements, whether on a timely basis or at all, could, under certain circumstances, have a material adverse effect on the Company. With regard to the application of the Investment Company Act to the escrow account established by the Company pursuant to Rule 419, however, the SEC has taken the position that, in light of the regulatory requirement to establish such account, the limited nature of the investments, and the limited duration of the account, the escrow account need not be registered as in investment company, nor will the Company be regulated as an investment company due to establishment of such an escrow account, as long as it meets the requirements of SEC Rule 419.

      GENERAL RISKS RELATING TO AN INVESTMENT IN THE COMPANY

DEPENDENCE ON SUCCESSFUL COMPLETION OF OFFERING

     The Company is dependent on successful completion of this offering to implement its new business plan. Furthermore, if the offering is unsuccessful, it is likely that existing shareholders of the Company will lose their entire investment, because the Company will have no working capital after paying certain expenses associated with this offering. (SEE "BUSINESS.") The Company's independent auditors' report on the Company's financial statements includes an explanatory paragraph stating that the Company's ability to continue its operations is contingent upon obtaining adequate financing. If the minimum number of Shares offered are not sold in this offering, the Company may be unable to continue in its present form. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. (SEE "BUSINESS", and Financial Statements of the Company included in this Prospectus.)

SUBSTANTIAL AND IMMEDIATE DILUTION TO PUBLIC

     Persons purchasing Shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their shares below the public offering price. Giving effect to the sale of all offered Shares, the Company would have a net tangible book value of approximately $.0830 per share so that persons purchasing Shares in the offering would suffer an immediate dilution of approximately $.91 per share or 91.0% from the offering price of $1.00 per Share. Giving effect to the sale of the minimum number of Shares, the net tangible book value of the Company would be approximately $.0379 per share or dilution to the investors purchasing in this offering of approximately $.9621 per share or 96.2% of the public offering price. (SEE "DILUTION.")

DISPROPORTIONATE RISKS

     After completion of the sale of all Shares offered by this Prospectus, present shareholders of the Company would still own approximately 90.9% of the then outstanding shares of the Company, for which they would have paid $5,000 or approximately 4.76% of the then invested capital of the Company, and the persons purchasing shares in this offering would then own 9.1% of the then outstanding shares, for which they will have paid $100,000 or approximately 95.24% of the then invested capital. If only the minimum number of Shares are sold, existing shareholders would own approximately 95.24% of the stock outstanding for which they would have paid approximately 9.1% of the total capital invested, as compared to public shareholders who would own approximately 4.76% of the stock outstanding for which they would have paid $50,000 or approximately 90.9% of the total capital invested. Consequently, purchasers in this offering will bear a disproportionately greater risk investing in the Company than its present shareholders. (SEE "COMPARATIVE DATA.")

SALE OF SHARES BY MANAGEMENT IN CONNECTION WITH AN ACQUISITION

     The Company's Officers, Directors and Existing Shareholders may actively negotiate or otherwise consent to the purchase of all or a portion of their shares of the Company as a condition to or in connection with a proposed merger or acquisition transaction. This activity may present management with conflicts of interest, in light of the potential for members management to consider their own personal pecuniary benefit rather than the best interests of the Company's other shareholders. In order to minimize this inherent potential conflict of interest, however, each of the officers, directors and 10% or more beneficial shareholders of the Company and the Company, have agreed that they will not (i) actively negotiate for or otherwise consent to the disposition of any portion of their Common Stock at a per share price different than that offered with respect to the Shares sold in this offering as a condition to or in connection with a Business Combination or (ii) cause any securities of the Company to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters of the Company, except as may otherwise be made in permitted market transactions, without affording all shareholders of the Company a similar opportunity. (See "Plan of Distribution - Agreements of Officers, Directors and 10% Beneficial Shareholders.")

PURCHASE OF SHARES BY OFFICERS, DIRECTORS AND EXISTING SHAREHOLDERS.

     Officers, Directors and the Company's existing shareholders may purchase shares in this offering on the same conditions as public investors. Any of the individuals may, but are not obligated to, purchase such shares for the purpose of facilitating a closing of the minimum offering by the Company. Such persons, however, will not purchase more than 50% of the shares actually purchased by public investors. Although such purchases will be made for investment purposes only, and not with the intent to resell, to the extent that shares are purchased by the Company's Officers, Directors or existing shareholders, such purchases would result in a reduction in the percentage ownership by public investors (often referred to as the "public float"). Purchases of shares in this offering by any Officers, Directors or existing shareholders could result in the commitment of public investors in this offering in the absence of public demand for the offering, especially where only the minimum amount of shares being offered are sold.

NO ACCESS TO INVESTORS' FUNDS WHILE HELD IN ESCROW

     The Shares are being offered on a "best efforts" basis, and no individual, firm, or corporation, has agreed to purchase any of the offered Shares. Consequently. there is no assurance that the required minimum number of Shares (50,000), will be sold during the offering period, which may las as long as four months. During this initial offering period, subscribers have no right to the return or use of their funds.

     Following sale of at least the minimum number of Shares within the prescribed period, investors' funds (reduced to reflect payments for underwriting compensation and other expenses otherwise released, as permitted by SEC Rule 419) will remain in escrow as Deposited Funds. While interest will accrue on the Deposited Funds after successful completion of the offering, investors will have no right to the return of or the use of their funds for a period of up to 18 months from the date of this Prospectus. Prior to the expiration of the 18-month period following the date of this Prospectus, investors will be offered return of their pro rata portion of the Deposited Funds held in escrow (and interest), only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a Target Business which represents 80% of the maximum offering proceeds (after deduction of applicable commissions, if any). If the Company is unable to locate a Target Business meeting the above criteria, investors will have to wait the full 18-month period following the date of this Prospectus before a pro rata portion of their funds (and interest) is returned to them.

RESTRICTION ON SALE OF SHARES HELD IN SEC RULE 419 ESCROW ACCOUNT

     Under SEC Rule 419, the Company must deposit in a special account securities issued and funds received in its initial offering. According to SEC Rule 15g-8 adopted under the Securities Exchange Act of 1934, it is unlawful for any person to sell or offer to sell the Shares (or any interest in or related to the Shares) held in SEC Rule 419 account other than pursuant to a qualified domestic relations order. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when, as, and if issued basis), and sales of derivative securities to be settled by delivery of the Deposited Securities (e.g. physically-settled option on the securities), are prohibited. SEC Rule 15g-8 also prohibits sales of other interests based on the Shares, whether or not physical delivery is required. Accordingly, investors will not be able to liquidate their investment in the Shares unless and until the Deposited Securities are released from escrow as provided in SEC Rule 419 and applicable state securities laws or regulations. Securities are released from escrow only as provided in SEC Rule 419 and applicable provisions of state law. Therefore, there will be no trading market for the Shares following completion of the offering, even if the Deposited Securities are released from escrow following a business combination pursuant to SEC Rule 419, there can be no assurance that a public market for the Company's securities will develop, especially in view of the small size of this offering and the Company's limited shareholder base. As a result, purchasers of the Shares offered may not be able to liquidate their investment in the Shares, or may not be able to do so readily.

LACK OF REVENUE AND DIVIDENDS

     The Company has had no earnings and cannot predict when, if ever, it will realize any material revenue a profit from any operations it may subsequently undertake. Upon sale of all Shares offered by this Prospectus, present shareholders, including the present management of the Company, will collectively own approximately 90.9 % of the then issued and outstanding shares of Common Stock, approximately 77.27% of which will be owned by the current officers and directors. In the election of directors, shareholders are not entitled to cumulate their votes for nominees. Accordingly, the current shareholders will essentially be able to elect all of the Company's Directors and thereafter have a substantial impact upon the operations of the Company. (SEE "PRINCIPAL SHAREHOLDERS," "CERTAIN TRANSACTIONS," "BUSINESS -- 'Blank Check' Offering" and "DESCRIPTION OF SECURITIES.")

ARBITRARY OFFERING PRICE

     The offering price of the Shares does not bear any relationship to the assets, book value, or net worth of the Company or any other generally accepted criteria of value, and should not be considered to be an indication of the actual value of the Company. The offering price was arbitrarily determined by the Company.

AUTHORIZATION OF ADDITIONAL SECURITIES

     The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, par value $.0001 per share. Upon sale of all Shares offered by this Prospectus there will be 98,900,000 authorized but unissued shares of Common Stock available for issuance. Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares of Common Stock in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's shareholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur which may impact, among other things, the utilization of net operating losses, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may cause a dilution and adversely affect prevailing market prices, if any, for the Common Stock, and could impair the Company's ability to raise additional capital through the sale of its equity securities. The Company will not issue additional capital stock to any of its current shareholders prior to consummation of a merger or acquisition with a Target Business, except to the extent that such shareholders purchase Shares offered by this Prospectus.

     The Company's Articles of Incorporation also authorizes the issuance of 10,000,000 shares of preferred stock, with such designations, powers, preferences, rights, qualifications, limitations and restrictions and in such series as the Board of Directors, subject to the laws of the State of Colorado, may determine from time to time. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. As of the date of this Prospectus, the Company has no outstanding shares of Preferred Stock.
 (SEE "BUSINESS" and DESCRIPTION OF SECURITIES.")

POSSIBLE SALE OF COMMON STOCK PURSUANT TO SEC RULE 144 OR OTHERWISE

      In the event a public market for the Common Stock develops in the future, certain shares held by existing shareholders may be sold, and certain shares owned by officers, directors and shareholders owning 10% or more of the Company's outstanding capital stock may be sold in reliance on SEC Rule 144 adopted under the Securities Act, if certain requirements are met. Investors should be aware that sales under SEC Rule 144 or otherwise may have a depressive effect on the price of the Company's stock in any market which may develop. In general, under Rule 144, as
currently  in   effect,  subject  to  the  satisfaction  of  certain  other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of such shares of Common Stock or the availability of such shares for sale will have on the market prices for shares of Common Stock prevailing from time to time. Nevertheless, the sale of substantial amounts of Common Stock in the public market would likely depress the market price for the Company's Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. As of the date of this Prospectus, the Company has been advised that 1,000,000 shares of the Company's Common Stock (100%) are available for resale, subject to the restrictions contained in SEC Rule 144, with 900,000 shares held by persons who will be deemed affiliates of the Company and 100,000 shares held by persons who are not affiliates of the Company. (SEE "DESCRIPTION OF SECURITIES" and "SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS")

STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES

     The ability to register or qualify for sale of the Shares for both initial sale and secondary trading will be limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the sale of securities of "blank check" or "blind pool" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" or "blind pool" companies, generally do not register the securities to be offered in this offering for sale in their states. The Company has made application to register or has or will seek to obtain an exemption from registration to offer the Common Stock, and presently intends to conduct its selling efforts in Colorado. The Company may register the Common Stock in other jurisdictions or obtain an exemption from registration in other states in the future. Purchasers of the Common Stock in the Offering must
be  residents  of  such  jurisdictions.       In  order  to prevent  resale
transactions in violation of state securities laws, shareholders may only engage in resale transactions in the states listed above and such other jurisdictions in which an applicable exemption is available or a "blue sky" application has been filed and accepted. If the Company does not sell its Common Stock in some of the jurisdictions listed above, it may not be possible for investors to resell their shares in those states in the future. The Common Stock certificates issued by the Company shall contain information with respect to resale of the Common Stock. Furthermore, the Company will advise its market maker, if any, of such restriction on resale. Such restriction on resale may limit the ability of investors to resell the shares of Common Stock purchased in this Offering. No resales of the Shares will be permitted while such shares remain in Escrow.

NO ASSURANCE OF PUBLIC MARKET

     Prior to this Offering, there has been no public market for the Company's Common Stock, and no market is expected to develop for shares sold in this Offering until after such shares are released from escrow pursuant to the provisions of SEC Rule 419, in conjunction with a successful Business Combination. There can be no assurances that a regular trading market will develop for shares of the Company's Common Stock after that time, or that, if developed, any such market will be sustained. No prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices from time to time. As a result, investors may not be able to liquidate their investment readily, or at all, when they desire to sell. The initial offering price of the shares of common Stock offered by this Prospectus has been arbitrarily determined by management and bears no relation to any established valuation criteria.

     The limited financial resources of the Company, the small size of this offering and its limited shareholder base materially decrease the likelihood that a regular trading market will develop. Any trading of the Common Stock will likely be conducted through what is customarily known as the "pink sheets" and on the Bulletin Board. Any market for the Common Stock which may result will likely be less well developed than if the Common Stock were traded on NASDAQ or an exchange.

     The Company has had no discussions and there are no understandings with any firm regarding the participation of such firm as a market maker in the shares of the Company's Common Stock.

                             DILUTION

     The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of common Stock of the Company after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. At June 30, 1997, the net tangible book value of the Company was ($7,034), or ($.0070) per share of Common Stock. After giving effect to the sale of 50,000 shares of Common Stock offered by this Prospectus, representing the minimum amount of shares offered by this Prospectus (less estimated expenses of this Offering), the pro forma net tangible book value of the Company at June 30, 1997, would have been $37,966 or $.0379 per share, representing an immediate increase in net tangible book value of approximately $.0450 per share to the Company's existing shareholders and an immediate dilution of at least $.9621 per share to shareholders purchasing shares in this Offering. After giving effect to the sale of 100,000 shares of Common Stock offered by this Prospectus, representing the maximum amount of shares offered by this Prospectus (less estimated expenses of this Offering), the pro forma net tangible book value of the Company at June 30, 1997, would have been

$82,966 or $.0830 per share, representing an immediate increase in net tangible book value of approximately $.0900 per share to the Company's existing shareholders and an immediate dilution of at least $.91 per share to shareholders purchasing shares in this Offering.

     The following table illustrates the dilution per share to new investors, on a per share basis, as of June 30, 1997:

                                        ASSUMES       ASSUMES
                                        MINIMUM        MAXIMUM
                                        OFFERING       OFFERING

Initial public offering price per
Share                                    $1.00           $1.00

Net tangible book value per Share
before this Offering                   $(.0070)        $(.0070)

Increase attributable to new
shareholders                           $ .0450         $ .0830
                                         ______         ______

Pro forma net tangible book value
after this Offering                     $.0379          $.0900
                                         ______         ______

Dilution to new shareholders            $.9621          $.9100

Percent Dilution                          96.2%           91.0%

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS

     The Company has not had any revenues from its operations during the past two fiscal years. Its present objective is to acquire an interest in an operating business as a "blank check" company described in SEC Rule 419. At the present time, the Company's liabilities exceed its assets by a substantial amount. (SEE Financial Statements of the Company included in this Prospectus.) The Company has funded its recent business activities primarily through loans received from its principal shareholder. The Company's audited financial statements indicate that the Company's ability to continue as a going concern is dependent upon the Company's ability to obtain financing. The Company intends to mitigate the effect of these financial difficulties by raising funds necessary for its continued
business operations through successful completion of this offering. Thereafter, the Company anticipates further improvement of its financial condition through the successful location of a suitable Target Business and consummation of a Business Combination. If this offering is not successful, however, there is substantial doubt as to whether the Company can accomplish its business objectives or continue as a going concern.

     Substantially all of the company's working capital needs subsequent to this Offering will be attributable to the identification, evaluation and selection of a suitable Target Business and, thereafter to structure, negotiate and consummate a Business Combination with such Target Business. Such working capital needs are expected to be satisfied from the Company's current limited resources, the proceeds of this Offering which are not deposited into the Escrow Account established pursuant to SEC Rule 419, and possible additional advances from its existing principal shareholder. Such funds are expected to satisfy the Company's cash requirements during the next 12 months. Its business operations related to identification, evaluation and selection of a suitable Target Business may, however, behampered by its limited resources. The Company does not expect to purchase or sell any significant equipment, engage in product research or development, and does not expect any significant changes in the number of its employees.

                         COMPARATIVE DATA

     The following chart illustrates percentage ownership in the Company held by the present shareholders and by the investors in this offering and sets forth a comparison of the amounts paid by the present shareholders and amounts paid by the investors in this offering.

               TOTAL
               SHARES              TOTAL            AVERAGE PRICE
               OWNED            CONSIDERATION         PER SHARE

               NUMBER     %        AMOUNT       %

MINIMUM
OFFERING
Present
Shareholders  1,000,000  95.24%   $  5,000      9.1%       $0.005

New Investors    50,000   4.76%   $ 50,000     90.9%       $ 1.00

MAXIMUM
OFFERING

Present
Shareholders  1,000,000  90.91%   $  5,000      4.76%      $0.005

New Investors   100,000   9.09%   $100,000     95.24       $ 1.00

                          USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of all 100,000 Shares is estimated at approximately $90,000, after deducting commissions. If only the minimum offering is sold, the Company will receive net proceeds of approximately $45,000, after deducting commissions. In both cases, expenses associated with this offering are expected to be
approximately    $36,000    .

     Ninety percent (90%) of the net proceeds, ($81,000 if the maximum offering is sold and $40,500 if the minimum offering is sold) will be held in the Escrow Account established pursuant to Rule 419, until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in SEC Rule 419. The Escrow Account will not be released until such time as the Company (a) has entered into an agreement with respect to a Business Combination in which at least 50% of the gross offering proceeds are committed to a specific line of business, (b) the company has filed a post-effective amendment to its registration statement which post-effective amendment has been declared effective, (c) the prospectus contained in the post-effective amendment has been sent to the Company's shareholders, (d) each purchaser of securities in this Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus, to elect whether to remain an investor and (e) the Business Combination is consummated.

        The proceeds not held in the Escrow Account established pursuant to SEC Rule 419 will be used by the Company in the following order of priority (a) first, for expenses related to this Offering (estimated to be approximately $36,000) or to repay all or a portion of loans made by the Company's principal shareholder(1) which allowed the Company to pre-pay some of these offering expenses (b) second, to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective Business Combinations and (c) third, for general and administrative expenses(2) of the Company, including legal and accounting fees and administrative support expenses incurred in connection with the Company's reporting obligations to the SEC.

     (1) The Company has borrowed an aggregate of $25,000 from its principal shareholder for the purpose of pre-paying certain expenses incurred by the Company in connection with this Offering. This indebtedness is evidenced by promissory notes which bear interest at the rate of 10% per annum from the date relevant funds were advanced. No amounts are due under these promissory notes until consummation of a merger or acquisition of a target business.

     (2) The Company utilizes office space at 12146 East Amherst Circle, Aurora, Colorado 80014, provided by the principal shareholder of the Company, Mrs. Sandra Steinberg. The Company will not pay rent for this office space. The Company will reimburse clerical and office expenses, such as telephone charges, copy charges, overnight courier service, travel expenses, and similar cost incurred by Mrs. Steinberg on Company matters, which is estimated will not exceed, on average, $250 per month.

     There are no plans, proposals, arrangements, or understandings with respect to the sale or issuance of additional securities of the Company prior to the location of an Target Business. After the Company reaches an agreement for acquisition of a business, it is required by SEC Rule 419 to prepare and disseminate a prospectus contained in a post-effective amendment to its registration statement to all investors, which will describe the business to be acquired and provide more specific information on the use of the net proceeds of the offering in connection with the acquisition and in such business. Except for reimbursement of offering costs and expenses incurred by officers and directors on Company matters described above, no portion of the net proceeds of the offering may be paid to officers, directors, promoters, or their affiliates or associates, directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other payments. The Company's Board of Directors has adopted a policy by resolution to the foregoing effect, which may be rescinded or amended only by majority vote of the Company's shareholders who do not hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of business venture is consummated. While the Company's Board of Directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified. No portion of the net proceeds will be used to make loans to any person. In addition, the Company will not borrow funds and use the proceeds therefrom to make payments to the Company's officers, directors, or promoters, or their affiliates or associates.

     The Company has no agreement or understanding with any consultant or advisor to provide services in connection with any future business acquisition. At the present time, the Company does not anticipate that it will engage consultants or advisors specializing in business acquisitions or reorganizations, although the possibility exists that management may find it to be beneficial to the Company to retain the services of such a consultant. Under no circumstances will the Company retain the services of any consultant who is also an officer, director, or promoter of the Target Business, or their affiliates or associates. Compensation to a consultant may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company) or any combination of these or other compensation arrangements. The Company estimates that any fees for such services paid in cash will not exceed 10% of the amount of the securities issued by the Company to acquire a business. The Company will not have funds to pay a retainer in connection with any consulting arrangement, and no such fee will be paid unless and until an acquisition is completed in accordance with SEC Rule 419. To the extent that the Company utilizes the services of an independent consultant advisor, some portion of the proceeds derived from this Offering, however, may ultimately be directly or indirectly used to pay such persons or firms.

                       PLAN OF DISTRIBUTION

     SELLING THE SHARES OF THE OFFERING. The officers and directors of the Company have been authorized by the Company to sell the Shares of the Company's common stock pursuant to this Prospectus to any and all suitable investors of age in any state in which these securities have been registered, and shall take no commission or other offering remuneration of any kind for doing so. To the extent that Shares are sold by registered broker-dealers, however, the Company will pay a 10% commission to such registered broker-dealers. Investors may purchase Shares by completing a subscription agreement and delivering to the selling officer or director a check payable to Franks' Express, Inc. Escrow Account, for the amount of the purchase price.

     The Company has not entered into an underwriting agreement with any broker-dealer. However, broker-dealers who desire to participate in the sale of the Shares may do so by notifying the National Association of Securities Dealers (NASD) of their intent to do so, and entering into a Selected Dealers Agreement with the Company. The Selected Dealers Agreement includes provisions for mutual indemnification against certain civil liabilities arising under the Securities Act of 1933, as amended. For any Shares sold by participating broker-dealers, the Company will pay a sales commission of ten percent (10%) of the sales price. The Shares are offered by the Company subject to prior sale, when, as and if delivered to and accepted by the Company, and subject to approval of certain matters by legal counsel.

        To the extent that the Company elects to use broker-dealers to assist the officers and directors of the Company in selling Shares, such broker-dealers will be members of the NASD. The Company will amend its Registration Statement by post-effective amendment to identify a selected broker-dealer at such time as such broker-dealer sells Shares in this offering. In the view of the SEC's Division of Corporation Finance, any selected broker-dealer that sells securities in this offering will be deemed an underwriter as defined in Section 2(11) of the Securities Act of 1933, as amended. Prior to the involvement of any broker-dealer in this offering, the Company must obtain a no objection position from the NASD regarding the contemplated underwriting compensation and arrangements.

     The Company reserves the right to withdraw, cancel or modify such offer and any offer, in whole or in part. Delivery of the Shares will be made to investors promptly upon acceptance and the satisfaction of escrow conditions relating to completion of the minimum offering amount.

AGREEMENTS OF OFFICERS, DIRECTORS AND 10% BENEFICIAL SHAREHOLDERS

     Pursuant to a written agreement among each of the officers, directors and 10% or more beneficial shareholders of the Company and the Company, such persons will not (i) actively negotiate for or otherwise consent to the disposition of any portion of their Common Stock at a per share price different than that offered with respect to the Shares sold in this offering as a condition to or in connection with a Business Combination or
(ii) cause any securities of the Company to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters of the Company, except as may otherwise be made in permitted market transactions without affording all shareholders of the Company a similar opportunity. Further, the Company shall not borrow funds to be used directly or indirectly to (i) purchase any shares of the Company's Common Stock owned by management of the Company; or (ii) make payments to the Company's promoters, management or their affiliates or associates. No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the Company's securities, if any. Information regarding any broker-dealers that make a market in the Company's securities in the future, if any, will be disseminated to the Company's shareholders as part of ongoing communication between the Company's management and its shareholders.

     DETERMINATION OF THE OFFERING PRICE. As of the date of this Prospectus, there is no public market for the Company's common stock. The offering price of the Shares was determined by the Company without regard to any traditional or established criteria of value. In determining the offering price and the number of shares to be offered, the Company considered such factors as the financial condition of the Company, its net tangible book value, its business prospects, and the general condition of the securities market. The offering price of $1.00 per Share was established by the Company, in part because the Company believes that the price of $1.00 would be the easiest price at which to sell the

Shares. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Company. The price bears no relation to the Company's assets, book value, earnings or net worth or any other traditional valuation criteria. There is also no assurance that an active trading market for the Company's securities will develop or, if developed, will continue, such that subscribers will be able to resell their Shares following this offering. The Company's common stock has never been traded on any exchange or market prior to this offering, and has been privately held.

     SHAREHOLDERS OF RECORD. On June 30, 1997, there were six holders of record of the Company's common stock.

     DIVIDENDS. The Company has never paid dividends on the Company's common stock. The Board of Directors of the Company presently intends to pursue a policy of retaining earnings, if any, for use in the Company's operations and to finance expansion of its business activities. With respect to the Company's common stock, the declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Company's Board of Directors in light of conditions then existing, including the Company's earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to any of the Company's outstanding capital stock and none are expected to be paid in the forseeable future.

                         LEGAL PROCEEDINGS

     There are no legal proceedings or pending litigation to which the Company is a party or against any of its officers or directors as a result of their activities associated with the business of the Company.

                            MANAGEMENT

     The Company has no knowledge of any arrangement or understanding in existence between any officer named below or any other person pursuant to which any such officer was or is to be elected to such office or offices. All officers of the Company serve at the pleasure of the Company's Board of Directors. All officers of the Company will hold office until the next annual meeting of the Board of Directors of the Company. There is no person who is not a designated officer or director who is expected to make any significant contribution to the business of the Company, except independent contractors as are, or may be engaged by the Company to provide consulting services.

     Officers and Directors of the Company currently serve without compensation, other than reimbursement of actual out-of-pocket expenses they incur on behalf of the Company, and prior to a Business Combination, none of the Company's Officers or Directors will receive any additional compensation (including cash consideration or Company securities). Prior to the consummation of a Business Combination, no additional securities will be issued to the Company's management, promoters or their affiliates or associates, except that such persons may purchase shares of the Company's Common Stock in this Offering on the same conditions as public investors, provided that they may not purchase more than 50% of the shares actually purchased by public investors.

     The following sets forth biographical information for at least the past five years as to the business experience of each officer and director of the Company and their age and positions with the Company:

     PRESIDENT AND DIRECTOR. Charles Burton, age 47, currently serves as President and Director of the Company, a position he has held since April 15, 1997. Mr. Burton served as Secretary and a Director of the Company from January 2, 1997 until April 15, 1997, when he was elected President.

     Mr. Burton is a graduate of Kenyon College where he obtained a bachelors degree in Political Science in 1971. From 1972 to 1976, Mr. Burton served as a special assistant to George Clark Martin, President of the National Association of Home Builders in Louisville, Kentucky. From 1977 to 1985, Mr. Burton was employed as a licensed securities broker with
S. W. Devanney and Co., Inc. in Denver, Colorado. He was employed with Kober Financial Inc. from 1985 to 1988 as a wholesale securities trader. Thereafter, Mr. Burton was employed by Fitzgerald, Talman, Inc. as a wholesale securities trader for the remainder of 1988. In 1989, Mr. Burton became self-employed as a financial consultant. His consulting experience included rendering advice with respect to mergers and acquisitions, and assisting various companies in developing public trading abilities. During this time, Mr. Burton also served as President of Wild Creek Oil Company, Inc. From 1992 to 1993, he was employed by Paramount Investments International, Inc. as a wholesale trader. In 1993 he left Paramount to devote his efforts to development of LPR Cybertek, Inc., an internet financial services company located in Denver, Colorado, where he was co-owner and Vice-President. In May of 1996, he assisted with the merger of Wild Creek Holding Company, Inc., a publicly traded company, with TNB, an international trading and export concern. Mr. Burton continues to operate his independent financial consulting service business, but presently concentrates his efforts on assisting individuals in making financial decisions.

     SECRETARY AND DIRECTOR. Roger D. Jones, age 31, currently serves as Secretary and a Director of the Company. Mr. Jones has served as a Director of the Company since January 2, 1997 and prior to taking over duties as Secretary of the Company, Mr. Jones served as its interim Company President from January 2, 1997 until April 15, 1997.

     Mr. Jones graduated from Lake Forest College Lake Forest, Illinois in 1987 with a bachelors degree in history. Since that time, Mr. Jones has been employed by the McDonald's Corporation in various capacities. Mr. Jones relocated to Aurora, Colorado in April of 1988. Mr. Jones attended the highly regarded Hamburger University sponsored by the McDonald's Corporation in 1992, where course work included studies in advertising, marketing, restaurant profit and loss statements, restaurant layout and maintenance. In December of 1992, Mr. Jones became the Restaurant Manager for McDonald's in Aurora, Colorado. Mr. Jones has also assisted McDonald's Corporation's Regional Training Department, training assistant managers from the seven-state Rocky Mountain Region.

     TREASURER AND DIRECTOR: Sandra S. Steinberg, age 46, has been a Director of the Company since its inception in 1991. She currently serves as the Treasurer of the Company, a position she has held since January 2, 1997. Mrs. Steinberg served as the President of the Company from 1991 until January 2, 1997, which included the period when the Company operated retail food eateries which sold primarily hot dogs and related items and ice cream, and a significant period where the Company did not actively conduct business activities.

     Mrs. Steinberg obtained her securities broker's license in 1985 and was employed for a period of two months by Tri-Securities, a brokerage firm located in Englewood, Colorado that specialized in sale of stocks and bonds. Thereafter, Mrs. Steinberg became a registered representative with
J. W. Gant, a position she held until October of 1986. She was associated with Guildcor Financial Inc. from October of 1986 until January of 1988, where she also sold securities. Mrs. Steinberg was then employed by Capital Securities for approximately 11 months in 1988. She left that position to become President and Chairman of the Board and Directors of Franks for the Memories, Inc., a food service business retailing hot dogs. Franks' Express, Inc. was formed in 1991 to engage in the restaurant and food service business and Mrs. Steinberg supervised its active business operations until November, 1993.

     Although it is possible that Officers and Directors of the Company may become involved in other blank check or blind pool Companies in the future, none of such other companies will join the Company in a Business Combination.

                             BUSINESS

GENERAL

     The Company recently changed its business objective from restaurant consulting to seeking, investigating, and ultimately acquiring an interest in business with long-term growth potential. Persons should not purchase Shares in the offering for short-term earnings or short-term appreciation in the value of the Company. The Company currently has no commitment or arrangement to participate in a business, and cannot now predict what type of business it may enter into or acquire. At this point, the Company's business objectives are extremely general and are not intended to be restrictive on the discretion of the Company's management.

     Earlier this year, the Company engaged Mr. Richard Steinberg, spouse of the Company's principal shareholder, to provide the Company with financial planning advice with respect to its proposed restaurant consulting business and supplement its available restaurant consulting expertise. Mr. Steinberg provided consulting services to the Company during the period from January 1, 1997 through August 9, 1997, pursuant to a written consulting agreement. Under the consulting agreement, Mr. Steinberg assisted the Company with evaluation, development and execution of the Company's business plan at the time and was to provide, on an as needed basis, food service and financial consulting to customers of the Company. In addition, Mr. Steinberg assisted the Company with analysis of sources of available capital to be used for pursuit of the Company's business plan and activities. After the final decision was made to focus the Company's efforts away from restaurant consulting and concentrate exclusively on seeking a Business Combination, Mr. Steinberg's services were no longer needed or desired by the Company. As a result, the two year consulting agreement was prematurely terminated at the Company's request. The Company has no present plans to utilize the services of Mr. Steinberg in the future.

     Persons purchasing Shares in the offering will be entrusting their funds to the Company's management, subject to the requirements of SEC Rule
419. The net proceeds of the offering are not specifically allocated to identified purposes or allocated to the acquisition of any specific type of business venture. Decisions concerning these matters may be made by management without involvement by any public shareholders, except for the right of each investor to recover his or her pro rata portion of the Deposited Funds in accordance with SEC Rule 419. (SEE "USE OF PROCEEDS.")

     Management anticipates that it will be able to participate in only one transaction with a single Target Business, due primarily to the Company's limited financing. This lack of diversification should be considered a substantial risk of investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another, or otherwise diversify its business.

SELECTION OF A TARGET BUSINESS

     The Company anticipates that businesses for possible acquisition may come from responses to advertising, or will be referred by various sources, including its officers and directors, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company will seek businesses from all known sources, but will rely principally on personal contacts of its officers and directors and their affiliates, as well as indirect associations between them and other business and professional persons.

     While it is not presently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it to be in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services, but estimates that any fees for such services paid in cash will not exceed 10% of the gross proceeds derived from this offering and/or equity securities (not debt) equal to 10% of the amount of the securities issued by the Company to acquire a Target Business. If a finder or business acquisition firm is utilized by the Company, the cost may be paid out of the net proceeds of this offering. (SEE "USE OF PROCEEDS.") The Company's Board of Directors has recently adopted a policy by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not currently hold any of the Company's outstanding capital stock (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the payment, either directly or indirectly, of any finder's fee or similar compensation (including the issuance of debt) to any person who has served as an officer or director of the Company prior to the acquisition, or who is a promoter. This policy was adopted to minimize the possibility that such fees would become a factor in negotiations and present conflicts of interest. While the Board of Directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified.

     The Company will not restrict its search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. The Company may participate in newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Participation in a new business venture entails greater risks since in many instances management of such a venture will not have proved its ability, the eventual market of such venture's product or services will likely not be established, and the profitability of the venture will be unproven and cannot be predicted accurately. If the Company participates in a more established firm with existing financial problems, it may be subjected to risk because the financial resources of the Company may not be adequate to eliminate or remedy the circumstances leading to such financial problems.

     In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in the genuine value of the Company. The Company will not acquire or merge with a business or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have any direct or indirect ownership interest. The Company does not intend to engage in the creation of subsidiary entities with a view to distributing their securities to shareholders of the Company. The Company's Board of Directors has adopted a policy by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not presently hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the acquisition of any business in which a promoter or any person who has served as an officer or director of the Company, or any of their affiliates or associates, held, directly or indirectly, any ownership interest prior to the acquisition While the Company's Board of Directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified.

     The decision to participate in a specific business may be based on management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological innovations, and other factors which are difficult, if not impossible, to analyze through any objective criteria. The results of operations of a specific acquisition candidate may not necessarily be indicative of the potential for the future, due to a required substantial shift in marketing approaches, the need to expand significantly, a proposed change product emphasis, a proposed change to management, and other factors.

     Analysis of Target Businesses will be undertaken by or under the supervision of the officers and directors (SEE "MANAGEMENT.") In analyzing prospective businesses, management will consider, to the extent applicable, the available technical, financial, and managerial resources, working capital and other prospects for the future, the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trade or service marks; name identification; and other relevant factors.

     It is possible that the Company may propose to acquire a business in the development stage. A business is in its development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have commenced, but there has been
not significant revenue derived from such operations.        Under SEC Rule
419, the Company must acquire a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds, less certain underwriting commissions and expenses. Accordingly, the Company's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with fair value high enough to satisfy the requirements of SEC Rule 419.

     The Company will be subject to requirements of SEC Rule 419 and certain reporting requirements under the Securities and Exchange Act of 1934 (the "Exchange Act") and will, therefore, be required to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired, covering one, two, or three years, depending on the relative size of the acquisition. Consequently, acquisition prospects that do not possess, or are unable to obtain the required audited statements which meet the requirements of SEC Rule 419 and the Exchange Act will not be appropriate for acquisition by the Company. The Company anticipates that it will voluntarily prepare and file periodic reports under the Exchange Act, notwithstanding the fact that such obligation may be suspended under section 15(d) of the Exchange Act.

     The Company will analyze all available factors and make a determination based on a composite of available facts, without reliance on any single factor. The period within which the Company may participate in a business on completion of this offering cannot be predicted and will depend on circumstances beyond the Company's control, including the availability of appropriate business candidates, the time required for the Company to complete its investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for the Company's participation, and other circumstances. It is anticipated that the analysis of specific proposals and the selection of a business will take several months. Even after the Company has located a prospective Target Business, however, the Company will still have to comply with the reconfirmation provisions of SEC Rule 419, which may take several months. Persons should not purchase Shares in this offering if they desire short-term appreciation in the value of the Company or its securities.

     As previously discussed, the Company's Board of Directors has recently adopted a policy by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not currently hold any of the Company's outstanding capital stock (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated prohibiting the Company from acquiring or merging with a business or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have any direct or indirect ownership interest. This policy was adopted to minimize the possibility that such matters would become factors in negotiations and present conflicts of interest. While the Board of Directors may seek a change in these policies prior to an acquisition, no change may be made except by the vote specified.

COMPETITION

     In connection with its search for an appropriate Target Business, the Company expects intense competition with other business entities, many of which will have greater financial resources and prior experience in business, which could give such business entities a competitive edge. There is no assurance that the Company will be successful in locating suitable Target Businesses.

ACQUISITION OF A TARGET BUSINESS

     To implement a particular business acquisition, the Company may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which cannot now be predicted. Notwithstanding the foregoing, the Company does not presently intend to participate in a business through the purchase of minority stock positions. After consummation of an acquisition or merger transaction, however, it is likely that the present management and shareholders of the Company will not be in control of the Company. In addition, the majority or all of the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without vote of the Company's shareholders.

     In connection with the Company's acquisition of a business, the present shareholders of the Company, including officers and directors, as a negotiated element of the acquisition, are likely to sell a portion or all of the Company's outstanding Common Stock held by them at a significant premium over their original investment in the Company. As a result of such sales, affiliates of the entity participating in the business reorganization with the Company would acquire a higher percentage of equity ownership in the Company. Although the Company's present shareholders did not acquire their shares of Common Stock with a view towards any subsequent sale in connection with a business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present shareholders in order to reduce the number of "restricted securities" held by persons no longer expected to be affiliated with the Company and thereby reduce the potential adverse impact on the public market in the Company's Common Stock that could result from substantial sales of such shares after the restrictions no longer apply.

Investors who purchase Shares in this offering, will not receive any portion of the premium that may be paid in the foregoing circumstances. Furthermore, the Company's shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. (SEE "MANAGEMENT.")

     The Company expects that any securities issued in any reorganization or acquisition transaction would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. Although the terms of such registration rights and the number of securities, if any, which may be registered cannot be predicted at this time, registration of securities by the Company in these circumstances would likely entail substantial expense to the Company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on such market.

     While the actual terms and conditions of a transaction to which the Company may be a party cannot be predicted, the parties to the business transaction are likely to find it desirable to structure the acquisition as a "tax-free" event under sections 351 or 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In order to obtain tax-free treatment under Section 351 of the Code, the owners of the acquired business would be required to own 80% or more of the outstanding capital stock of the surviving entity. In such event, the shareholders of the Company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity. Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganizations between corporate entities where an corporation is merged with or acquires the securities or assets of another corporation. Generally, the Company will be the acquiring corporation in such a business reorganization, and the tax-free status of the transaction will not depend on the issuance of any specific amount of the Company's voting securities. In such circumstances, however, it is likely that, as a negotiated element of a transaction completed in reliance on section 368, the acquiring corporation would issue securities in such an amount that the shareholders of the acquired corporation will hold 50% or more of the voting stock of the surviving entity. Therefore, there is a good chance that the shareholders of the Company immediately prior to the transaction would retain less than 50% of the issued and outstanding shares of the surviving entity. Consequently, regardless of the form of the business acquisition, it is likely that the investors in this offering will experience a significant reduction in their percentage of ownership in the Company in connection with such transactions.

     Notwithstanding the fact the Company is technically the acquiring entity in the foregoing circumstances, generally accepted accounting principles will ordinarily require that such transaction be accounted for as if the Company has been acquired by the other entity owning the business and, therefore, will not permit a write-up in the carrying value of the assets of the other company participating in the transaction.

     The manner in which the Company participates in a business will depend on the nature of the business, the respective needs and desires of the Company and other parties, the management of the business, and the relative negotiating position of the Company and such other management.

     In light of the limited financial resources available to the Company, it is unlikely that the Company will have sufficient funds from the proceeds of this offering to fully undertake any substantial development, marketing, and manufacturing of products which may be acquired. Accordingly, following the acquisition of any such product rights, the Company may be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which, the Company may be required to give up a portion of its interest in any acquired product. There is no assurance that the Company will be able either to obtain additional financing or convince third parties in providing funding for the further development, marketing, and manufacturing of any products acquired.

     The Company will participate in a Target Business only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, in general, such agreements require specific representations and warranties by all of the parties to such agreements, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies on default, and include miscellaneous other terms. One of the conditions contained in such a written agreement executed by the Company would be compliance with SEC Rule 419, and reconfirmation by investors representing at least 80% of the proceeds derived from this offering,

     It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorney's, and others. Thereafter, if a decision is made not to participate in a specific business, the costs previously incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that particular transaction could result in the loss to the Company of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.

LEVERAGE

     The Company may decide to acquire a business by incurring indebtedness for a portion of the purchase price of that business, which is secured by the assets of the business acquired. This practice is commonly known as leveraging. One method by which leverage may be used is that the Company would locate an operating business available for sale and arrange for the financing necessary to purchase such business. Acquisition of a business in this manner would enable the Company to participate in a larger venture that its limited funds would permit, or use less of its funds to acquire a business and thereby commit its remaining funds to the operations of the business acquired.

     Leveraging a transaction would involve additional significant risks because the borrowing involved in a leverage transaction will ordinarily be secured by the combined assets of the Company and the business to be acquired. If the combined enterprises are unable to generate sufficient revenues to make payments on the debt incurred to acquire the business, the lender would be able to exercise the remedies provided by law or by contract and foreclose on substantially all of the assets of the Company. Consequently, the Company's participation in a leveraged transaction may significantly increase the risk of loss to the Company. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates, because the investment in the business held on a leveraged basis will only be profitable if it generates sufficient revenues to offset the related debt and other costs of the financing.

     The likelihood of the Company obtaining a conventional bank loan for a leveraged transaction would depend largely on the business being acquired and the business's perceived ability to generate sufficient revenues to repay the debt. Generally, businesses suitable for leveraging transactions are limited to those with income-producing assets that are either in operation or can be placed in operation quickly. The Company cannot predict whether it will be able to locate any such business. In general, the Company will have few, if any, opportunities to examine business where leveraging would be appropriate.

     Even if the Company is able to locate a business where leveraging techniques appear desirable, there is no assurance that financing for the acquisition will be available or, that if it is available, that it will be available on terms advantageous to the Company. Lenders from which the Company may obtain funds for purposes of a leveraged buy-out may also impose restrictions of the future borrowing, dividend, and operating policies of the Company. It is not possible at this time to predict the restrictions, if any which lenders may impose, or the impact of such restrictions on the Company.

OPERATION OF BUSINESS AFTER ACQUISITION

     The Company's participation in the operation of a Target Business after its acquisition will be dependent on the nature of the business and the interest acquired. The Company is unable to predict whether the Company will be in control of the business or whether present management will be in control of the Company following the acquisition. Any business acquired will involve a variety of risks to investors in this offering, certain of which risk factors have been generally summarized in the "RISK FACTORS" portion of this Prospectus. The specific risks associated with any given business cannot be predicted at the present time.

GOVERNMENTAL REGULATION

     It is impossible to predict the effect that government regulation will have on the Company until it has acquired an interest in a business. The use of assets or conduct of businesses which the Company may acquire could subject the Company to environmental, public health and safety, land use, trade, or other governmental regulations and new state or local taxation. In selecting a business in which to acquire an interest, management will endeavor to ascertain, in light of the limited resources of the Company, the effects of such government regulation on the prospective business of the Company. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of certainty the impact of government regulation. The inability to ascertain the effect of government regulation on a prospective business activity will increase the risks associated with the acquisition of an interest in such business.

OFFICES

     The Company utilizes office space at 12146 East Amherst Circle, Aurora, Colorado 80014, which is being provided by the Company's principal shareholder. The Company does not and will not pay rent for this office space. The Company, however, will reimburse clerical and office expenses, such as telephone charges, copy charges, overnight courier charges, travel expenses, and similar costs incurred on Company matters, which is estimated will not exceed, on average, $250 per month.

EMPLOYEES AND ADVISORS

     The Company currently has no employees. Executive officers, who are not compensated for their time contributed to the Company, will devote only such time to the affairs of the Company as they deem appropriate. (SEE "MANAGEMENT.") Management of the Company may use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities related to a Target Business. David M. Summers, legal counsel to the Company, is a shareholder of the Company. It is expected that the Company will continue to retain the services of Mr. Summers following completion of this offering. The need for employees and their availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry.

                 SECURITY OWNERSHIP OF MANAGEMENT
                    AND PRINCIPAL SHAREHOLDERS

        As of the date of this Prospectus there are 1,000,000 shares of the Company's common stock issued and outstanding. After successful completion of this offering, the Company will have 1,050,000 shares outstanding if the minimum number of Shares are sold and 1,100,000 shares outstanding if the maximum number of Shares are sold. The following table sets forth, as of June 30, 1997, the common stock ownership of each person known by the Company to be an officer, director or beneficial owner of five percent or more of the Company's outstanding capital stock. Each person has sole voting and investment power with respect to the shares shown.

                                   PERCENTAGE OF OUTSTANDING SHARES

                                                        AFTER     AFTER
                         NO. OF      DATE    BEFORE     MINIMUM   MAXIMUM
                         SHARES(1) ACQUIRED  OFFERING   OFFERING  OFFERING
Charles Burton . .   . . 100,000    4/15/97   10.00%     9.52%       9.09%
2903 South Uinta Street
Denver, Colorado  80231

Roger D. Jones . . . .     5,000    4/15/97   0.50%      0.48%       0.45%
1519 South Telluride Street
Aurora, Colorado  80017

Sandra  S. Steinberg . . .745,000(2) 6/15/91 74.50%     70.95%      67.73%
12146 East Amherst Circle
Aurora, Colorado  80014

Daniel C. Steinberg.. . .  50,000    2/20/94    5.00%       4.76%    4.55%
747 East First Street #210
Denver, Colorado  80203

Jamie L. Steinberg. . . .  50,000    2/20/94    5.00%       4.76%    4.55%
432 East Wellington #305
Chicago, Illinois  60657

David M. Summers. . . . .  50,000    4/15/97    5.00%       4.76%    4.55%
5670 Greenwood Plaza Blvd.
Suite 422
Englewood, Colorado  80111

                         ________               ______      ______    _____
                        1,000,000                100%        100%     100%
                        =========                ====        =====    =====


*******************************************************************************

Total ownership by all
persons  listed
above who are also
officers and directors
of the Company  .. . . .  850,000               85.00%       80.95%    77.27%

********************************************************************************

(1) Rule 13d-3, promulgated under the 1934 Act which concerns the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within 60 days through means, including, but not limited to, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(2) Excludes an aggregate of 100,000 shares owned by Mrs. Steinberg's children, Daniel C. Steinberg (50,000 shares) and Jamie L. Steinberg (50,000 shares), for which Mrs. Steinberg disclaims any beneficial ownership interest. All common shares owned by the officers, directors and principal shareholders listed above are "restricted or control securities" and, as such, are subject to limitations on resale. Such shares may be sold pursuant to SEC Rule 144 under certain circumstances. These are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.

                     DESCRIPTION OF SECURITIES

     CAPITALIZATION. The Company's authorized capital stock consists of 100,000,000 shares of $.0001 par value common stock and 10,000,000 shares of .0001 par value preferred stock. No preferred stock has been issued by the Company.

     COMMON STOCK. All shares of common stock have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock of the Company would be able to elect all of the directors of the Company.

     Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and after the satisfaction of all priority claims by holders of the Company's preferred stock (assuming preferred stock is issued in the future), will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of the Company, and have no right to require the Company to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock to be sold pursuant to this offering will be, upon issuance, fully paid and nonassessable.

     Holders of common stock are entitled to share equally in dividends when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefor, after payment of any dividends then owing to the holders of the Company's preferred stock, if any is outstanding. The Company has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared or paid in the foreseeable future.

     PREFERRED STOCK. The Company is authorized to issue 10,000,000 shares of preferred stock, $.0001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. It is therefore possible that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders superior to those of the holders of common stock.

     Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue preferred shares without shareholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company.

DIVIDENDS

     The Company does not expect to pay dividends prior to the consummation of a Business Combination. Future dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a Business Combination. The payment of dividends subsequent to the consummation of a Business Combination will be within the discretion of the Company's board of directors existing at that time. The Company presently intends to retain all earnings, if any, for use in the Company's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

       CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     RELATED PARTY TRANSACTIONS. Upon formation of the Company in 1991, Sandra Steinberg acquired 100% of its outstanding capital stock in exchange for an initial contribution of $5,000. Mrs. Steinberg transferred as gifts 50,000 shares to each of her two children, Jamie L. Steinberg and Daniel C. Steinberg in February, 1994. Mr. Charles Burton and Mr. Roger Jones acquired their shares from Mrs. Steinberg in January of 1997. Mr. Burton paid $2,500 for his shares (100,000) and Mr. Jones paid $125 for his shares (5,000). Mr. Summers acquired 50,000 shares from Mrs. Sandra Steinberg for $1,250 on April 15, 1997. (SEE "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS and EXECUTIVE COMPENSATION.")

     Earlier this year, the Company engaged Mr. Richard Steinberg, spouse of the Company's principal shareholder, to provide the Company with financial planning advice with respect to its proposed restaurant consulting business and supplement the Company's available restaurant consulting expertise. Mr. Steinberg provided consulting services to the Company during the period from January 1, 1997 through August 9, 1997. After the final decision was made to focus the Company's efforts away from restaurant consulting and concentrate exclusively on seeking a Business Combination, Mr. Steinberg's services were no longer needed or desired by the Company. As a result, the two year consulting agreement was prematurely terminated at the Company's request. The Company presently owes Mr. Steinberg $12,000 as payment for services previously rendered under the consulting agreement and an early termination fee. Pursuant to an agreement with Mr. Steinberg, no amounts due to him are payable by the Company until consummation of a merger or acquisition of a Target Business. At that time, the Company presently expects to pay Mr.
Steinberg amounts then due under the terminated consulting agreement in cash.

     As of the date of this Prospectus, the Company's principal shareholder, Mrs. Sandra Steinberg, has loaned the Company in the aggregate amount of $25,000 for the purpose of paying costs associated with this offering. This indebtedness is evidenced by promissory notes which bear interest at the rate of 10% per anum from the date relevant funds were advanced by Mrs. Steinberg. Pursuant to an agreement with Mrs. Steinberg, no amounts due under these promissory notes are payable by the Company until consummation of a merger or acquisition of a Target Business.
   (SEE Financial Statements of the Company included in this Prospectus.) In addition, management of the Company has agreed among themselves that the repayment of any loans made on behalf of the Company will not impede, or be made conditional in any manner, to the consummation of a proposed Business Combination.

     RESOLVING CONFLICTS OF INTEREST. The Board of Directors (the "Board") has determined that the directors of the Company are required to disclose all conflicts of interest and all corporate opportunities to the entire Board of Directors. Any transaction involving a conflict of interest engaged in by the Company shall be on terms not less favorable that could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the Board and the Board determines that it is not in the Company's best interest to pursue the particular corporate opportunity. (SEE "RISK FACTORS - Conflicts of Interest.")

                      EXECUTIVE COMPENSATION

     As of the date of this Prospectus, none of the Company's executive officers or directors have received any form of monetary compensation from the Company since November of 1993 other than minimal reimbursements for actual expenses incurred on behalf of the Company. Prior to the consummation of a Business Combination, if any, non of the Company's offices or directors will receive any compensation, except for reimbursements for actual expenses incurred on behalf of the Company. However, after satisfaction of the requirements of SEC Rule 419 and acquisition of a Target Business, it is anticipated that the Company will fairly compensate its officers and directors for their time and efforts thereafter, based on rates that are competitive in the industry, after due consideration of the financial condition and future prospectus of the Company and their participation in the Company's business operations after a Business Combination.

     NO STOCK OPTION PLANS. There are no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights which have been granted to any of the Company's executive officers or directors. The Company has no retirement, pension profit sharing, stock option, or other plans covering any of its officers and directors. The Company may adopt one or more stock options plans in the future.

     EMPLOYMENT   CONTRACTS.   The  Company  presently  has  no  employment
contracts with any of its officers and directors.

     PURCHASES BY OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS. Officers, directors, and principal shareholders of the Company and persons associated with them may purchase up to fifty percent (50%) of the Shares being offered pursuant to this Prospectus, in a manner consistent with the public offering of the Company's Shares. It is not intended, however, for the proceeds from this offering to be utilized, directly or indirectly, by anyone, including the Company's officers and directors, to purchase any of the Shares offered. To the extent such persons purchase Shares in the offering, the minimum number of Shares required to be purchased by the general public will be reduced by like amount. Purchase of Shares in this offering by officers and directors will result in the Company's current management increasing its control of the Company. Consequently, this offering could close with a substantially greater percentage of shares being held by present shareholders and with lesser participation by the general public than would otherwise be the case. (SEE "PROSPECTUS SUMMARY" and "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS.")

                           LEGAL MATTERS

     ATTORNEYS. The legality of the securities of the Company offered hereby will be passed on for the Company by David M. Summers, Esq., 5670 Greenwood Plaza Boulevard, Suite 422, Englewood, Colorado 80111. Mr. Summers presently owns 50,000 shares of the Company's outstanding capital stock, representing 5% of its current outstanding capital stock, which was acquired from Mrs. Sandra Steinberg for $1,250 on April 15, 1997.


                          TRANSFER AGENT

     The Company has retained Corporate Stock Transfer, 370 17th Street, Suite 2350, Denver, Colorado 80202, as transfer agent for the Company's common stock.

                              EXPERTS

     The financial statements of the Company, as of June 30, 1997, and for the period then ended, included in this Prospectus have been audited by Janet Loss, C.P.A., P.C., 9101 East Kenyon Avenue, Suite 2000, Denver, Colorado 80237, independent public accountants, as stated in their report appearing herein and elsewhere in the Company's Registration Statement, and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                   INDEX TO FINANCIAL STATEMENTS


Condensed Balance Sheets (Unaudited)    F-2

Condensed Statement of Operations
     (Unaudited)                        F-3

Condensed Statements of Stockholders
     Equity (Unaudited)                 F-4

Condensed statement of Cash Flows
     (Unaudited)                        F-5

Notes to Condensed Financial Statements F-6



Audit Report (Cover)                    F-7

Audit Report                            F-8

     Table of Contents                  F-9


Financial Statements

     Balance Sheets                     F-10

     Statements of Operations           F-12

     Statement of Stockholders Equity   F-13

     Statements of Cash Flows           F-14

     Notes to Financial Statements      F-15

                      FRANKS' EXPRESS, INC.

                     CONDENSED BALANCE SHEETS
                            (Unaudited)

                              September 30,  December 31,
                                1997          1996

                              ASSETS
CURRENT ASSETS:

  Cash                        $    3,602          $   1

OTHER ASSETS:
  Deferred Offering
    Costs                         21,181           $  0

    TOTAL ASSETS                  24,783              1

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

  Accounts payable               $ 2,000          $   0
  Accrued Interest                   909              0
  Accrued Expenses                 6,000              0
  Stockholder's Loan              25,000              0

  Total Current
    Liabilities                   33,909              0

STOCKHOLDERS' EQUITY
  (DEFICIT):
  Common stock, $.0001
    par value
  100,000,000 and 50,000
    shares authorized
  1,000,000 and 1,000
    shares issued and
    outstanding                    5,000          5,000
  (Deficit)                      (14,126)        (4,999)

TOTAL STOCKHOLDERS'
EQUITY (DEFICIT)                 ( 9,126)             1

TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY (DEFICIT)                 $24,783              1

See notes to condensed financial statements.

                       FRANKS' EXPRESS, INC.
                 CONDENSED STATEMENT OF OPERATIONS
                            (Unaudited)
                    Three Months Ended   Nine Months Ended
                    September 30,          September 30,

                   1997      1996      1997       1996
REVENUES:

  Sales            $    0    $    0    $    0      $   0

OPERATING EXPENSES:

  Bank charges          0         0        27          0
  Consulting Fees       0         0     6,000          0
  Filing Fees           0         0       100          0
  Office Expenses
   and Supplies     1,489         0     1,490          0
  Legal and
    Accounting          0         0       600          0

Total Operating
  Expense:        $ 1,489    $    0     8,217          0

NET INCOME
  (LOSS):
  before other
    income and
    expenses      (1,489)         0   (8,217)          0

OTHER INCOME AND
  EXPENSES:

  Interest
    Expenses          601          0      910          0

    NET INCOME
      (LOSS)       $(2,090)        0    9,127          0

    NET INCOME
     (LOSS) PER
     SHARE OF
     COMMON STOCK  $( .002)      N/A    ( .01)       $ N/A

See notes to condensed financial statements.

                       FRANKS' EXPRESS, INC.

            CONDENSED STATEMENTS OF STOCKHOLDERS EQUITY
                            (Unaudited)
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                       Common stock                             Stockholders
                       Number of      Common stock   Retained   Equity
                       SHARES         AMOUNT         CAPITAL    (DEFICIT)

Balance,
January 1, 1997      $ 1,000        $ 5,000         $(4,999)     $     1

April 30, 1997
1,000 to 1 forward
stock split of
common stock         999,000            -              -              -

Net (Loss) nine
months ended
September 30, 1997         0              0          (9,127)        (9,127)

Balance,
September 30, 1997 $1,000,000        $ 5,000       $(14,126)      $ (9,126)
















See notes to condensed financial statements.

                       FRANKS' EXPRESS, INC.

                 CONDENSED STATEMENT OF CASH FLOWS
                            (Unaudited)


                                   Nine Months Ended
                                   September 30
                                     1997    1996
CASH FLOWS FROM
OPERATING ACTIVITIES:

     Net (Loss)               $  (9,127)       $ 0

Changes in Assets and
 liabilities:

  Increase in current
  liabilities                    33,909          0

  Net cash provided by
  operating activities           24,782          0

Cash flows from (to)
Financing activities:

  Deferred offering costs        21,181          0

  Net Increase in Cash            3,601          0

Cash beginning of period              1          1

Cash end of period              $ 3,602    $     1








See notes to condensed financial statements.

                       FRANKS' EXPRESS, INC.

              NOTES TO CONDENSED FINANCIAL STATEMENTS





NOTE A - BASIS OF OPERATION:

The accompanying unaudited  financial  statements  have  been  prepared  in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying statements should be read in conjunction with the audited financial statements for the six months ended June 30, 1997 and 1996. In the opinion of management, all adjustments (consisting only of normal occurring accruals) considered necessary in order to make the financial statements not misleading, have been included. Operating results for the nine months ended September 30, 1997, are not necessarily indications of the results that may be expected for the full calendar year ended December 31, 1997. The financial statements are presented on the accrual basis.

                       FRANKS' EXPRESS, INC.




                           AUDIT REPORT

                     For the six months ended
                      June 30, 1997 and 1996
                      and for the Years ended
                    December 31, 1996 and 1995
























                     Janet Loss, C.P.A., P.C.
                    Certified Public Accountant
                3525 South Tamarac Drive, Suite 120
                      Denver, Colorado  80237

                     Janet Loss, C.P.A., P.C.
                    Certified Public Accountant
                3525 South Tamarac Drive, Suite 120
                      Denver, Colorado  80237
                          (303) 220-0227




Board of Directors
Franks' Express, Inc.
12146 East Amherst
Aurora, Colorado  80014

I have audited the Balance sheets of Franks' Express, Inc. as of June 30, 1997 and 1996 and December 31, 1996 and 1995, and the statements of Operations, Stockholders Equity and Cash Flows for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996 and 1995.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principals used and significant estimates made by management as well as evaluating the overall financial statement presentation.

As shown in the financial statements, the company has a deficit of $(12,034), as of June 30, 1997. Also as of June 30, 1997, the company's current liabilities exceeded its current assets by $27,951. These factors and also as discussed in Note 4, indicate that the company may be unable to continue in existence.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franks' Express, Inc. as of June 30, 1997 and 1996 and December 31, 1996 and 1995, and the results of its operations and its cash flow for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996 and 1995.



Janet Loss, C.P.A., P.C.

October 27, 1997

                       FRANKS' EXPRESS, INC.


                         TABLE OF CONTENTS

ITEM                                            PAGE

Report of Certified Public Accountant  ....................1

Balance Sheets, June 30, 1997 and 1996
  December 31, 1996 and 1995 ..............................2

Statements of Operations, for the six months ended
  June 30, 1997 and 1996 and for years ended
  December 31, 1996 and 1995 ..............................3

Statements of Stockholders' Equity, for the six months
  ended June 30, 1997 and for years ended
  December 31, 1996 and 1995 ..............................4

Statements of Cash Flows, for the six months ended
  June 30, 1997 and 1996 and for the years ended
  December 31, 1996 and 1995 ..............................5

Notes to Financial Statements  ......................... 6-7

                    FRANKS' EXPRESS, INC.

                      BALANCE SHEETS

                    June 30,  June 30,  December 31,
                      1997    1996       1996   1995

                      ASSETS
CURRENT ASSETS:

  Cash            $ 5,357    $    0     $   1   $   1

OTHER ASSETS:
  Deferred Offering
    Costs          20,917    $    0     $   0   $   0

    TOTAL ASSETS  $26,274    $    0     $   1   $   1

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

  Accounts payable $ 7,000   $    0     $    0   $  0

  Accrued Interest
    (Note 3)           308        0          0      0

  Accrued Expenses
    (Note 3)         6,000        0          0      0

  Stockholder's Loan
    (Note 3)        20,000        0          0      0

  Total Current
    Liabilities     33,308        0          0      0

STOCKHOLDERS' EQUITY
  (DEFICIT):

  Common stock, $.0001
    par value
  100,000,000 and 50,000
    shares authorized
  1,000,000 and 1,000
    shares issued and
    outstanding      5,000     5,000     5,000   5,000
                       F-10

  (Deficit)        (12,034)   (4,999)   (4,999) (4,999)


TOTAL STOCKHOLDERS'
EQUITY  (DEFICIT)  ( 7,034)        1         1       1

TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY  (DEFICIT)  $26,274    $    1    $    1   $   1




The accompanying notes are an integral part of these financial statements.


                FRANKS' EXPRESS, INC.

              STATEMENT OF OPERATIONS
  For the six months ended June 30, 1997 and 1996
and for the years ended December 31, 1996 and 1995

                    June 30,  June 30,  December 31,
                      1997     1996     1996   1995
REVENUES:

  Sales            $    0    $    0    $    0   $   0

OPERATING EXPENSES:

  Bank charges         27         0         0       0
  Consulting Fees   6,000         0         0       0
  Filing Fees         100         0         0       0
  Legal and
    Accounting        600         0         0       0

Total Operating
  Expense:        $ 6,727    $    0         0       0

NET INCOME
  (LOSS):
  before other
    income and
    expenses      (6,727)         0         0       0

OTHER INCOME AND
  EXPENSES:

  Interest
    (Expenses)     (  308)        0         0       0

    NET INCOME
      (LOSS)      $(7,035)        0         0       0

    NET INCOME
     (LOSS) PER
     SHARE OF
     COMMON STOCK $(  .01)        0         0       0

The accompanying notes are an integral part of these financial statements.

               FRANKS' EXPRESS, INC.

    STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)
    FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
  FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                 Common
                 stock        Common                    Stockholders
                 Number of    stock                     Equity
                 shares       Amount      (Deficit)     (Deficit)

Balance,
January 1, 1995 $ 1,000      $ 5,000       $(4,999)      $     1

Net (Loss) for
the year ended
December 31, 1995     -           -             -              -

Balance,
December 31,
1995            $ 1,000      $ 5,000       $(4,999)      $     1

Net (Loss) for
the year ended
December 31, 1996     -            -             -             -

Balance,
December 31,
1996           $ 1,000       $ 5,000       $(4,999)      $     1

April 30, 1997
1,000 to 1 forward
stock split of
common stock   999,000             -             -             -

Net (Loss) six
months ended
June 30, 1997        0             0        (7,035)       (7,035)

Balance,
June 30,
1997        $1,000,000       $ 5,000      $(12,034)     $ (7,034)

The accompanying notes are an integral part of these financial statements.


               FRANKS' EXPRESS, INC.

              STATEMENT OF CASH FLOWS
  For the six months ended June 30, 1997 and 1996
and for the years ended December 31, 1996 and 1995

                   June 30,    June  30,      December 31,
                     1997      1996           1996      1995
Net (Loss)         $ (7,035)   $     0        $   0  $   0

Changes in
Operating
assets and
liabilities

 Increase in
 current
 liabilities         33,308          0            0      0

  Net cash provided
  by operating
  activities         26,273          0            0      0

Cash flows from (to)
Financing activities:

   Deferred  offering
   costs            (20,917)         0            0      0

  Net Increase in
  Cash                5,356          0            0      0

Cash beginning of
 period                   1          1            1      1

Cash end of period  $ 5,357    $     1        $   1  $   1



The accompanying notes are an integral part of these financial statements.

               FRANKS' EXPRESS, INC.

           NOTES TO FINANCIAL STATEMENTS

NOTE   1  -  HISTORY  AND  SUMMARY   OF   SIGNIFICANT
ACCOUNTING POLICIES

Franks'  Express,  Inc.  a  Colorado Corporation, was
incorporated May 17, 1991 for the purpose of engaging
in the restaurant business.   The  Company ceased its
restaurant operations in November of 1993 and has been inactive until 1997. In 1997, the Company is in the process of beginning operations in the consulting business with medium sized businesses.

     YEAR END

     The Company has elected a calendar year-end.

     ACCOUNTING METHOD

     The Company records income and expenses on the accrual method.

NOTE 2 - CAPITAL STOCK

On April 30, 1997 the Company issued a 1,000 to 1 forward stock split for common stock. Thus, the total common stock authorized changed from 50,000 to 100,000,000, and from no par value to $.0001 par value.

NOTE 3 - RELATED PARTIES

The Company maintains its office in space provided by the Company's treasurer pursuant to an oral agreement on a rent free basis with reimbursement for out of pocket expenses, such as telephone.

The spouse of the Company's principal shareholder has
provided  consulting  services  to the Company during
the  period January 1, 1997 through  August  9,  1997
pursuant  to  terms  and conditions of a two (2) year
consulting agreement which was prematurely terminated
at the Company's request.   As  of June 30, 1997, the
Company owes the consultant $6,000 as payment for services rendered.

As of August 9, 1997 the agreement increased to $12,000 based on an agreement to pay $1,000 per month and an early termination fee of $5,000. Pursuant to agreements with the Company's principal shareholders no amounts due to him are payable by the Company until consummation of the merger or acquisition of a target business.

The  Company's  principal  shareholder has loaned the
Company in the aggregate amount  of  $20,000  for the
purpose   of   paying   costs  associated  with  this
offering.    This   indebtedness   is   endorsed   by
promissory notes which  bear  interest at the rate of
10%  per  annum  from  the date relevant  funds  were
advanced by the principal  shareholder.   Pursuant to
an agreement with the principal shareholder, no amounts due under these promissory notes are payable by the Company until consummation of a merger or acquisition of a target business.

NOTE 4 - GOING CONCERN

The  accompanying  financial   statements  have  been
prepared   in  conformity  with  generally   accepted
accounting principles, which contemplate continuation of the Company's ability to continue as a going concern is dependent upon the Company's ability to obtain financing.

     No dealer, salesperson  or  any other person has
been authorized to give any information  or  to  make
any  representations in connection with this offering
other than those contained in this Prospectus and, if
given  or  made,  such information or representations
must not be relied  on  as  having been authorized by
the Company.  This Prospectus  does not constitute an
offer to sell or solicitation of  an offer to buy any
security other than the securities  offered  by  this
Prospectus, or an offer to sell or a solicitation  of
an  offer  to buy any securities by any person in any
jurisdiction  in  which such offer or solicitation is
not authorized or is  unlawful.  The delivery of this
Prospectus shall not under  any  circumstances create
any  implication  that  the  information   herein  is
correct as of any time subsequent to the date of this Prospectus.

                 TABLE OF CONTENTS
                                   PAGE
Prospectus Summary ..........1
Risk Factors ............... 7
Dilution................... 23
Management's Discussion and
Analysis of Financial Condition
and Plan of Operation ..... 24
Comparative Data ...........25
Use of Proceeds ............25
Plan of Distribution  ......27
Legal Proceedings ......... 29
Management ................ 29
Business................... 31
Security Ownership of Management and
  Principal Shareholders  ..39
Description of Securities ..40
Certain Relationships and Related
Party   Transactions .......42
Executive Compensation .... 43
Legal Matters.............. 43
Transfer Agent............. 44
Experts.................... 44
Index to Financial Statements  F-1

     Until                         ,  1998  (25  days
after  the date of this Prospectus) or 90  after  the
release of funds and securities from the SEC Rule 419
Escrow Account  established  in  connection with this
offering,   whichever  occurs  later,   all   dealers
effecting transactions  in the registered securities,
whether or not participating  in  this  distribution,
may be required to deliver a Prospectus.   This is in
addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                     $100,000


               FRANKS' EXPRESS, INC.


                  100,000 Shares




                    PROSPECTUS





                  ________, 1998

                      PART II
      INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section   7-3-101.5   of  the  Colorado  Revised
Statutes enables a Colorado  corporation to indemnify
its   officers,  directors,  employees   and   agents
liabilities, damages, costs and expenses for which they are liable in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant or was illegal.

     Article   IX   of   Registrant's   Articles   of
Incorporation limits the liability of directors to the fullest extent provided by Colorado law.

     Article  V  of  the  Registrant's Bylaws provide
indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

     The  Form of Selected Dealers Agreement attached
hereto as Exhibit  1.1  provides  indemnification  to
officers   and  directors  of  the  Registrant  under
certain conditions.


ITEM   25.    OTHER    EXPENSES   OF   ISSUANCE   AND
DISTRIBUTION.

          SEC Registration Fee ........    $ 30
          National Association of Securities
            Dealers, Inc. Fee   ........    100
          State qualification expenses
            (including legal fees)   ..     500*
          Printing expenses ...........     300*
          Legal fees and expenses ....   25,000*
          Auditors' fees and expenses .   2,500*
          Transfer   agent    and
           registrar   fees............   1,200*
          NASDAQ listing fee .......... . 6,100*
          Miscellaneous expenses  .....     270*
          Total  ....................   $36,000

*  Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

Not Applicable

ITEM 27.  EXHIBITS

     Exhibit
     NUMBER         DESCRIPTION OF EXHIBITS

     1.1       Form of Selected Dealers Agreement
     1.2*      Form of Escrow Agreement
     3.1       Restated   and  Amended  Articles   of
               Incorporation
     3.2       By-Laws
     3.3       Agreement  Among  Officers,  Directors
               and 10% Shareholders
     5.1*      Opinion  of  David  M.  Summers,  Esq.
               regarding legality
     23.1*     Consent of David M. Summers, Esq
     23.2*     Consent of Janet Loss, C.P.A., P.C.
     99.1      Subscription Agreement
     99.2*     Promissory    Notes    to    Principal
               Shareholder
     99.3*     Consulting   Agreement   and   related
               Termination Agreement


* Filed herewith

ITEM 28.  UNDERTAKINGS.

     Insofar  as  indemnification   for   liabilities
arising under the Securities Act of 1993 (the  "Act")
may   be   permitted   to   directors,  officers  and
controlling  persons  of  the small  business  issuer
pursuant to the foregoing provisions,  or  otherwise,
the  small  business issuer has been advised that  in
the opinion of the Securities and Exchange Commission
such indemnification  is  against  public  policy  as
expressed    in    the   Act   and   is,   therefore,
unenforceable.   In  the   event  that  a  claim  for
indemnification against such  liabilities (other than
the payment by the small business  issuer of expenses
incurred   or   paid   by  a  director,  officer   or
controlling person of the  small  business  issuer in
the   successful  defense  of  any  action,  suit  or
proceeding)  is asserted by such director, officer or
controlling person  in connection with the securities
being registered, the  small  business  issuer  will,
unless  in  the opinion of its counsel the matter has
been settled  by  controlling  precedent, submit to a
court  of  appropriate  jurisdiction   the   question
whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The small business issuer will:

     (1)  For  determining  any  liability  under the
Securities  Act,  treat the information omitted  from
the  form  of  prospectus   filed  as  part  of  this
registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under the Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) File, during any period in which the Company
offers   or   sells   securities,   a  post-effective
amendment to the registration statement to:

          (i)  Include  any  prospectus  required  by
section 10(a)(3) of the Securities Act.

          (ii) Reflect in the prospectus any facts or
          events  which,  individually  or  together,
          represent  a  fundamental   change  in  the
          information in the registration  statement;
          and

          (iii)  Include  any  additional  or changed
          material   information   on   the  plan  of
          distribution.

     (3) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (5)  For  determining any  liability  under  the
Securities Act,   treat  the information omitted from
the  form  of  prospectus   filed  as  part  of  this
registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497
(h) under the Securities Act (Sections 230.424(b)(1),
(4) or 230.497(h)) as part of this registration statement as of the time it was declared effective.

     (6)    For   the  purpose  of  determining   any
liability under the  Securities Act, treat each post-
effective  amendment  that   contains   a   form   of
prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 3 to its Registration Statement to be signed on its behalf of the undersigned, in the City of Englewood, State of Colorado on January 20, 1998.

                            FRANKS' EXPRESS, INC.


                         By: /S/ CHARLES BURTON
                             Charles Burton, President

     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to Form SB-2 Registration Statement was signed by the following persons in the capacities and on the dates indicated.



Date:  January 20, 1998        /S/ CHARLES BURTON
                              Charles Burton, President, Chief Executive
                              Officer, Principal Financial
                               Officer and Director


Date:  January 20, 1998       /S/ ROGER D. JONES
                              Roger D. Jones, Secretary and Director


Date:  January 20, 1998       /S/ SANDRA S. STEINBERG
                              Sandra S. Steinberg, Treasurer, Principal
                              Accounting Officer and Director

                              EXHIBIT INDEX


EXHIBIT NO.    TITLE                                             PAGE


     1.1 Selected Dealers Agreement  ..................
     1.2 Escrow Agreement  ............................
     3.1 Restated and Amended Articles of Incorporation
     3.2 By-Laws ......................................
     3.3 Agreement Among Officers, Directors
          and 10% Shareholders  ............................
     5.0 Opinion of David M. Summers, Esq. regarding legality
     23.1 Consent of David M. Summers, Esq. ................
     23.2 Consent of Janet Loss, C.P.A., P.C.  .............
     99.1 Subscription Agreement ...........................
     99.2 Promissory Notes to Principal Shareholder  .......
     99.3 Consulting Agreement and related Termination Agreement

                               EXHIBIT 1.2

                            ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Agreement") dated as of this th day of January __, 1998 by and between Franks' Express, Inc., a Colorado corporation (the "Company"), and Corporate Stock Transfer, Inc., a Colorado corporation, in its capacity as escrow agent only (the "Escrow Agent").

                          W I T N E S S E T H:

     WHEREAS, the Company intends to consummate the initial public offering (the "Offering") of up to an aggregate of 100,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") as more fully described in the Company's Registration Statement on Form SB-2 under the
Securities Act  of  1933,  as  amended  (File  No.           ), as declared
effective  by  the  Securities  and  Exchange  Commission  on             ,
   1998     (the "Registration Statement");

     WHEREAS, in accordance with the terms of the offering as set forth in the Registration Statement, the gross proceeds from the sale of the Shares are required to be placed directly in an escrow account; and

     WHEREAS, the Company desires to appoint the Escrow Agent as the escrow agent for such account, on the terms and conditions set forth below in order to comply with the requirements of Rule 419 of Regulation C of the Rules and Regulations established by the Securities and Exchange Commission and  the requirements of Section 11-51-302(6) of the Colorado Securities
Act;

     NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, and for other valuable consideration the sufficiency and receipt of which are hereby acknowledge, the parties to this Agreement hereby agree as follows:

     SECTION 1. APPOINTMENT OF ESCROW AGENT AND CREATION OF ACCOUNT. The Company hereby appoints the Escrow Agent as escrow agent under this Agreement and directs it to hold those assets described in Exhibit A attached hereto, together with any additional assets which may be deposited with the Escrow Agent from time to time to be held pursuant to this Agreement and all income earned from investment of the assets described in Exhibit A and any additions thereto (collectively, the "Escrow Assets"), in a separate interest bearing account in the name of "Franks' Express, Inc. - Escrow Account" (the "Escrow Account") at the depository
institution  specified  in  Exhibit  E.       The  Escrow Account shall  be
invested, administered and distributed in accordance with the terms set forth below. Contemporaneously with the closing of the Offering, the Company shall deposit with the Escrow Agent those assets listed on Exhibit A.

     SECTION 2. INVESTMENT FUNDING OF ESCROW ACCOUNT. The Escrow Account shall be initially funded with the proceeds from the sale of Shares by the Company. All funds from the initial sale of Shares by the Company shall be deposited directly in the Escrow Account by wire transfer, check or money order.

     SECTION 3. INVESTMENT OF ESCROW ASSETS. The Escrow Assets shall be invested in accordance with the instructions set forth in Exhibit B attached hereto. Such instructions may be modified only by a written certificate executed by an authorized officer of the Company and delivered to the Escrow Agent; however, this Escrow Agreement may not be altered by the Board of Directors of the Company in terms of the investment instructions, except as may be required by the Board of Directors to fulfill their fiduciary obligations. Escrow Agent shall make monthly accounting of such investments, the income received therefrom, and the then existing balance of the Escrow Account to the Company.

     SECTION 4. DISTRIBUTION FROM ESCROW ACCOUNT. The Escrow Agent shall make distributions from the Escrow Account in accordance with the requirements set forth in Exhibit C attached to this Agreement. Such instructions may be modified only by a written certificate executed by authorized officers of the Company, and delivered to the Escrow Agent. In addition, this Escrow Agreement may not be altered by the Board of Directors of the Company in terms of its distribution instructions, except as may be required by the Board of Directors to fulfill their fiduciary obligations. The Escrow Agent is authorized to make distributions in reliance on the instructions it receives. Written notice of each disbursement from the Escrow Agent shall be provided to the Company within ten (10) days of each such disbursement. Upon the final distribution of all of the Escrow Assets, this Agreement shall terminate and the Escrow Agent shall have no further obligations or liabilities under this Agreement. All interest earned on funds held in escrow shall be distributed to the Company in accordance with the requirements set forth in Exhibit C.

     SECTION 5. COMPENSATION OF ESCROW AGENT. The Escrow Agent shall receive fees determined in accordance with, and payable as specified in, the Schedule of Fees attached hereto as Exhibit D (the "Fee Schedule"). The Escrow Agent shall have no duties or liabilities under this Agreement unless and until full payment of the fee set forth in Exhibit D. The
Escrow Agent shall be reimbursed by the Company for all expenses, disbursements and advances incurred or made by the Escrow Agent in preparation, administration and enforcement of this Agreement, including, but not limited to, reasonable legal fees and expenses. The Company shall be liable for all payments due to the Escrow Agent under this Agreement.

     SECTION 6. RESPONSIBILITIES AND RIGHTS OF THE ESCROW AGENT. To induce the Escrow Agent to act under this Agreement, it is further agreed by the undersigned that:

          (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty or responsibility as regards any: (i) security as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default; and (ii) loss occasioned by delay in the actual receipt of notice of any payment, redemption or other transaction regarding any item in the Escrow Assets as to which it is authorized to take action hereunder. The Escrow Agent may consult with counsel and shall be fully protected with respect to any action taken in good faith in accordance with such advice. The Escrow Agent shall have no liability or responsibility for any misstatement in, or omission from, the prospectus describing the Company's offering.

          (b) The Escrow Agent shall not be under any duty to give the Escrowed Assets held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed pursuant to this Escrow Agreement. In the event that there is a change in the investment instructions resulting in uninvested funds, such uninvested funds held under this Agreement shall not earn or accrue interest.

          (c) The Escrow Agent does not make any representation or warranty with regard to the creation or perfection, under this Agreement or otherwise, of a security interest in the Escrow Assets or regarding the negotiability or transferability of, or existence of other interests in the Escrow Assets. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Assets or any part thereof or to file any financing statement under the Uniform Commercial Code of any state with respect to the Escrow Assets or any part thereof.

          (d) The Escrow Agent is hereby authorized to comply with any judicial order or legal process which stays, enjoins, directs or otherwise affects the transfer or delivery of the Escrow Assets or any party to this Agreement and shall incur no liability for any delay or loss which may occur as a result of such compliance.

          (e) The Escrow Agent shall have no duty or responsibility with regard to any loss resulting from the investment, reinvestment, sale or liquidation of the Escrow Assets in accordance with the terms of this Agreement. The Escrow Agent need not maintain any insurance with respect to the Escrow Assets.

          (f) The Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Assets, or any loss of interest incident to any such delays.

          (g) Except as otherwise expressly provided herein, the Escrow Agent is authorized to execute instructions and take other actions pursuant to this Agreement in accordance with its customary processing practices for similar customers and, in accordance with such practices the Escrow Agent may retain agents, including its own subsidiaries or affiliates, to perform certain of such functions. The Escrow Agent shall have no liability under this Agreement for any loss or expense other than those occasioned by the Escrow Agent's gross negligence or willful misconduct and in any event its liability shall be limited to direct damages and shall not include any special or consequential damages. All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agreement shall be made by the Escrow Agent as agent, at the risk of the other parties hereto with respect to their actions or omissions and those of any person other than the Escrow Agent. In no event shall the Escrow Agent be responsible or liable for any loss due to force beyond its control, including, but not limited to, acts of God, flood, fire, nuclear accident, war (declared or undeclared), terrorism, insurrection, revolution, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain equipment or communications facilities, or the failure of equipment or interruption of communications facilities, and other causes whether or not of the same class or kind as specifically named above. In the event that the Escrow Agent is unable substantially to perform for any of the reasons described in the immediately preceding sentence, it shall so notify the other parties hereto as soon as reasonably practicable following its actual knowledge of the same.

          (h) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. Notwithstanding any provisions of this Agreement to the contrary, the Escrow Agent shall not be bound by, or have any responsibility with respect to, any other agreement or contract by the Company (whether or not the Escrow Agent has knowledge thereof).

          (i) It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of the Escrow Assets, or should the Escrow Agent in good faith be in doubt as to what action it should take under this Agreement the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Assets until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of any court or other tribunal of competent jurisdiction in the United States of America and time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Any such court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable.

          (j) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Without limiting the foregoing, in the event of any alteration of investment or distribution instructions, the Escrow Agent shall have no responsibility to determine whether the requested alteration was required by the Board of

Directors of the Company to fulfill its fiduciary obligations. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (k) The Company shall hold the Escrow Agent and its agents harmless from, and indemnify and reimburse the Escrow Agent and its agents for all claims, liability, loss and expense (including reasonable out-of-pocket and incidental expenses and legal fees), incurred by the Escrow Agent or them in connection with the Escrow Agent or their acting under this Agreement, provided that the Escrow Agent or they, as the case may be, have not acted with gross negligence or willful misconduct with respect to the events resulting in such claims, liability, loss, and expense.

          (l) The Company acknowledges and agree that, except as otherwise provided in this Section 6(1), the Escrow Agent shall not be responsible for taking any steps, including without limitation, the filing of forms or reports, or withholding of any amounts in connection with any tax obligations of the Company or any other party in connection with the Escrow Assets; provided, however, that the Escrow Agent shall be entitled to take any action such as withholding, that it deems appropriate to ensure compliance with its obligations under any applicable tax laws.

          (m) The Escrow Agent does not have any interest in the Escrow Assets deposited under this Agreement but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Assets incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

          (n) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

          (o) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited under this Agreement.

          (p) No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the Bank's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties, behalf unless the Escrow Agent shall first have given its specific written consent thereto. Notwithstanding the foregoing sentence, the Escrow Agent hereby specifically consents to the use of its name as Escrow Agent as necessary to effectuate the Company's public offering and a business combination of the Company.

          (q) The Company authorizes the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.

     SECTION 7. INSTRUCTIONS:  FUND TRANSFERS.

          (a) The Escrow Agent is authorized to rely and act upon all instructions given or purported to be given by one or more officers, employees or agents of the Company (i) authorized by or in accordance with a corporate resolution delivered to the Escrow Agent or (ii) described as authorized in a certificate delivered to the Escrow Agent by the appropriate Secretary or Assistant Secretary or similar officer (each such officer, employee or agent or combination of officers, employees and agents authorized pursuant to clause (i) or described pursuant to clause (ii) of this Section 7(a) is hereinafter referred to as an "Authorized Officer"). (The term "instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Escrow Account any and all stocks, bonds and other securities or to transfer all or any portion of the Escrow Assets). The Escrow Agent may also rely and act upon instructions when bearing or purporting to bear the signature or facsimile signature of any of the individuals designated by an Authorized Officer regardless of by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signatures resemble the facsimile specimen or specimens from time to time furnished to the Escrow Agent by any of such Authorized Officers, Secretary or an Assistant Secretary or similar officer). In addition, and subject to subsection 6(b) hereof, the Escrow Agent may rely and act upon instructions received by telephone, facsimile transmission, bank wire or other teleprocess acceptable to it which the Escrow Agent believes in good faith to have been given by an Authorized Officer or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Escrow Agent may specify. The Escrow Agent shall incur no liability to the Company or otherwise for having acted in accordance with instructions on which it is authorized to rely pursuant to the provisions hereof. Any instructions delivered to the Escrow Agent by telephone shall promptly thereafter be confirmed in writing by an Authorized Officer but the Escrow Agent shall incur no liability for a failure to send such confirmation in writing, the failure of any such written confirmation to conform to the telephone instruction which it received, the failure of any such written confirmation to be signed or properly signed, or its failure to produce such confirmation at any subsequent time. The Escrow Agent shall incur no liability for refraining from acting upon any instructions which for any reason it, in good faith, is unable to verify to its own satisfaction. Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until canceled or superseded by subsequent authorizations or instructions received by the Escrow Agent's safekeeping account administrator. The Escrow Agent's authorization to rely and act upon instructions pursuant to this paragraph shall be in addition to, and shall not limit, any other authorization which the Company may give to it hereunder.

          (b) With respect to written or telephonic instructions or instructions sent by facsimile transmission to transfer funds from the Escrow Account in accordance herewith (such instructions hereinafter referred to as "Transfer Instructions"), the security procedure agreed upon for verifying the authenticity of Transfer Instructions is a callback by the Escrow Agent to any of the persons designated below, whether or not any such person has issued such Transfer Instruction. (It is recommended that the persons designated below not be persons who generally issue Transfer Instructions; whenever possible, the Escrow Agent will endeavor to call someone other than the issuer of the Transfer Instructions). With respect to Transfer Instructions given by the Company Pursuant to its authority under this Agreement:

          Name/Title                    Telephone No.

          Charles Burton, President        (303) 750-7439
          Sandra Steinberg, Secretary      (303) 364-3353

               Alternatively, at the Escrow Agent's option, the callback may be made to any person designated in the certified resolutions or other certifications or documentation furnished to it by a party in connection with the Escrow Account as authorized to issue Transfer Instructions or otherwise transact business with respect to the Escrow Account for that party. The Company shall implement any other authentication method or procedure or security device required by the Escrow Agent at any time or from time to time.

     SECTION 8. STOCKHOLDER REDEMPTION. In the event a shareholder exercises his or her redemption right upon the Business Combination of the Company, the funds to repay said shareholder shall be distributed directly from the Escrow Account. As soon as practicable after the Company receives notice from a shareholder that the shareholder is exercising its redemption rights, the Company shall instruct the Escrow Agent to transfer, and (so long as the Escrow Agent has received an Internal Revenue Service Form W-8 or Form W-9) the Escrow Agent shall so transfer, the funds owed to the shareholder; such instructions to include the amount to be transferred and delivery instructions. These instructions shall comply with Section 6 of this Escrow Agreement.

     SECTION 9. RESIGNATION OR REMOVAL OF ESCROW AGENT.

          (a) The Escrow Agent may resign at any time by giving written notice to the Company. The Company may remove the Escrow Agent upon written notice to the Escrow Agent. Such registration or removal shall take effect upon delivery of the Escrow Assets to a successor escrow agent designated in writing by the Company, and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement, and shall have no further duties or responsibilities in connection herewith. The obligations of the Company to the Escrow Agent and the rights of the Escrow Agent under Sections 6, 7(c), and 7(h) hereof shall survive termination of this Agreement or the resignation or removal of the Escrow Agent.

          (b) In the event that the Escrow Agent submits a notice of resignation, its only duty, until a successor Escrow Agent shall have been appointed and shall have accepted such appointment, shall be to safekeep the Escrow Assets, and hold, invest and dispose of the Escrow Assets in accordance with this Agreement, until receipt of a designation of successor Escrow Agent or a joint written disposition instrument by the other parties hereto or a Final Order of a court of competent jurisdiction, but without regard to any notices, requests, instructions, demands or the like received by it from the other parties hereto after such notice shall have been given, unless the same is a direction that the Escrow Assets be paid or delivered in its entirety out of the Escrow Account. The Escrow Agent, upon submission of its resignation in accordance with this subparagraph (b) may deposit the Escrow Assets with a court of competent jurisdiction if the Escrow Agent deems such action advisable. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If, at the time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safe-keep the Escrow Assets until receipt of a designation of a successor Escrow Agent or a joint written disposition instrument by the other parties to this Agreement or a final order of a court of competent jurisdiction.

     SECTION 10. NOTICES. Unless expressly provided herein to the contrary, notices hereunder shall be in writing, and delivered by telecopier, overnight express mail, first-class postage prepaid, delivered personally or by receipted courier service. All such notices which are mailed shall be deemed delivered upon mailing if otherwise, all such notices shall be addressed as follows (or to such other address as any party hereto may from time to time designate by notice duly given in accordance with this paragraph):

          (a)  If to the Company, to:

               Franks' Express, Inc.
               2903 South Uinta Street
               Denver, Colorado  80231
               Attention:  Charles Burton, President

               If to the Escrow Agent, to:

               Corporate Stock Transfer, Inc.
               370 17, Suite 2350
               Denver, Colorado 80203

     SECTION 11. CHOICE OF LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the law of the State of Colorado as applied to agreements made and to be performed entirely in Colorado. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the state of Colorado or by a United States Court sitting in Denver, Colorado exclusively. The parties agree that delivery or mailing of any process or other papers in the manner provided herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     SECTION 12. BENEFITS AND ASSIGNMENTS. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision of this Agreement all the covenants, conditions, and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without (i) the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought and (ii) the written agreement of the transferee that it will be bound by the provisions of this Agreement.

     SECTION 13.  COUNTERPARTS.   This Agreement may be executed in several
counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

     SECTION 14. AMENDMENT AND WAIVER. This Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

     SECTION  15.  HEADINGS.   The  headings  of  the  sections  hereof are
included for convenience of reference only and do not form part of this Agreement.

     SECTION 16. ENTIRE AGREEMENT. This Agreement contains the complete agreement of the parties with respect to its subject matter and supersedes and replaces any previously made proposals, representations, warranties or agreements with respect thereto by any of the parties hereto.

     SECTION 17. SEVERABILITY. Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 18. ADDITIONAL DOCUMENTATION. This Agreement shall not become effective (and the Escrow Agent shall have not responsibility hereunder except to return the Escrow Assets to the Company) until the Escrow Agent shall have received from the Company the following:

          (a) Certified resolutions of its board of directors authorizing the making and performance of this Agreement; and

          (b) A certificate as to the names and specimen signatures of its officers or representatives authorized to sign the Agreement and notices, instructions and other communications under this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                   Franks' Express, Inc.



                                   By:

                                        Name:  Charles Burton
                                        Title:    President

Agreed and accepted:
Corporate Stock Transfer, Inc.
as Escrow Agent



By:
    Name:
    Title:

                      EXHIBIT A TO ESCROW AGREEMENT

                              ESCROW ASSETS

              One Hundred Thousand Dollars U.S. ($100,000)

                      EXHIBIT B TO ESCROW AGREEMENT

                         INVESTMENT INSTRUCTIONS

     The Escrow Agent shall invest the Escrow Assets in    an "unaffiliated
depository," as that term is defined in Section 11-51-302(6) of the Colorado Securities Act.

                      EXHIBIT C TO ESCROW AGREEMENT

                        DISBURSEMENT INSTRUCTION

1. Release of Escrow Assets to the Company. The Escrow Agent shall release the Escrow Assets to the Company upon receipt by the Escrow Agent of:

     (i) Written notice from the Company that the Company has completed a transaction or series of transactions in which the Company has entered into a specific line of business, and a written certification that the fair market value (as determined by the Company, based upon standards generally accepted by the financial community, including revenues, earnings, cash flow, and book value) of the target exceeds eighty percent of the offering proceeds described in Exhibit A, as required by the Registration
          Statement and       in  which  at least 50% of the gross offering
          proceeds is committed to a specific  line of business (as defined
          in  Section  11-51-302(6)  and  Rule  51-3.4          promulgated
          thereunder); and

     (ii) More than twenty percent of the shareholders of the Company have not elected to redeem their Common Stock, as required by the Registration Statement; and

     (iii)All other actions required to be performed by the Company for the release of the Escrow Assets have been met, including all provisions of Section 11-51-302(6) of the Colorado Securities Act, including the expiration of more than nine(9) days after the receipt by the Colorado Commissioner of Securities of a notice of the proposed release of funds or upon the authorization of the Commissioner of any earlier release.

2. Distribution of Escrow Assets as to Stockholders. The Escrow Agent shall disburse the Escrow Assets to the purchasers of record of the Company's Common Stock in the Offering if:

     (a) The Company has not met the conditions for release of the Escrow Assets to the Company within 18 months from the effective date of the Registration Statement; or

     (b) The Company delivers written notice to the Escrow Agent that part of the Escrow Assets should be distributed to those holders of record of the Company's Common Stock sold in the Offering electing to have their shares redeemed in accordance with the terms set forth in the Registration Statement, as set forth in such notice.

3.   Method  of  Release  of  Escrow  Assets  to  the  Company.   Upon  the
     occurrence of receipt by the Escrow Agent of the written notice required paragraph 1 above, the Escrow Agent shall wire transfer the Escrow Assets to the Company in accordance with the wire transfer instructions of the Company set forth in such notice.


4. Method of Distribution of Escrow Assets to Stockholders. Upon the occurrence of either of the events specified in Section 2(a) or 2(b) above, the Escrow Agent shall distribute the Escrow Assets to the holders of the record of the Company Common Stock sold in the Offering by mail in accordance with and to the address specified in the books and records of the Company. The written notice required by Section 2(a) or 2(b), as the case may be, shall include the name and address of each such holder, together with the percentage of the Escrow Assets to be distributed thereto.

                      EXHIBIT D TO ESCROW AGREEMENT

                              FEE SCHEDULE

One Thousand ($1,000.00) Dollars Escrow Agent fee to Corporate Stock Transfer, Inc. to be paid at Closing.

                      EXHIBIT E TO ESCROW AGREEMENT

                     NAME OF DEPOSITORY INSTITUTION

The depository institution at which the Escrow Agent shall maintain the Escrow Account shall be:

                    Norwest Bank of Denver, N.A.
                    1740 Broadway
                    Denver, Colorado 80202</R/>

                               EXHIBIT 5.0

                         DAVID M. SUMMERS. ESQ.
                             ATTORNEY AT LAW

                  5670 GREENWOOD PLAZA BLVD., SUITE 422
                         ENGLEWOOD, COLORADO 80111

                              (303) 220-5420
                          TELEFAX (303) 220-7755

                            January 20, 1998



Securities and Exchange Commission
450 Fifty Street, N.W.
Washington, D.C. 20549

          RE:  REGISTRATION AND ISSUANCE OF COMMON STOCK BY FRANKS' EXPRESS

Ladies and Gentlemen:

          I have acted as corporate and securities law counsel to Franks' Express, Inc., a Colorado corporation (the "Company") in connection with the proposed issuance of a minimum of 50,000 and a maximum of 100,000 shares of the Company's common stock (the "Shares"), pursuant to the terms and conditions described in Amendment No. 3 to the Company's Registration Statement dated January 20, 1998 filed on Form SB-2.

          In connection with this representation, I have examined and relied upon such records and documents as I have deemed necessary as a basis for the opinions expressed below. In such examination, I have
assumed,   without   undertaking   to   verify   the  same  by  independent
investigation, (i) as to questions of fact, the accuracy of all representations and certifications of all person in documents examined by me, (ii) the genuineness of all signatures, (iii) the duly authorized execution and delivery of all documents on behalf of all person, (iv) the authenticity of all documents submitted to me as originals, (v) the conformity to originals of all documents submitted to me as copies, (vi) the authenticity of such copied originals, and (vii) the accuracy of all official records. I have also relied, as to certain matters of fact, upon representations made to me by officers and agents of the Company.

          Based upon and subject to the foregoing, I am of the opinion that:

          (1) The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado, with full power to own its properties and carry on its businesses as now being conducted.

          (2) The Shares will be, when issued, in accordance with the terms and conditions described in the Company's Registration Statement (which contains the relevant

Securities and Exchange Commission
January 20, 1998
Page 2


Prospectus) duly and validly issued, fully paid and non-assessable under applicable provisions of the Colorado Business Corporation Act, and the Company's shareholders have no preemptive rights to acquire additional shares of the Company's common stock on account of issuance of the Shares.

                         Yours truly,

                         /s/ David M. Summers

                         David M. Summers

DMS/ldh
cc:  Mr. Charles Burton

                              EXHIBIT 23.1

                    CONSENT OF DAVID M. SUMMERS, ESQ.


     I consent to the reference to my name under the caption "Legal Matters" in the Registration Statement (Form SB-2) and related Prospectus of Franks' Express, Inc. for the registration of shares of its common stock.


Englewood, Colorado
January 20, 1998


                              /S/ DAVID M. SUMMERS
                              David M. Summers
                              Attorney At Law

                              EXHIBIT 23.2

                   CONSENT OF JANET LOSS, C.P.A., P.C.


     We consent to the reference of our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Franks' Express, Inc., dated June 30, 1997 in the Registration Statement (Form SB-2) and related Prospectus of Franks' Express, Inc. for the registration of shares of its common stock.

Denver, Colorado
January 20, 1998

                              JANET LOSS, C.P.A., P.C.



                           By:/S/ JANET LOSS
                              Janet Loss
                              Certified Public Accountant

                              EXHIBIT 99.2

                             PROMISSORY NOTE

U.S. $5,000                                  Aurora, Colorado
                                             March 17, 1997

1.  FOR VALUE RECEIVED, the undersigned (Borrower)  promises  to pay SANDRA
S. STEINBERG or order, (Note Holder) the principal sum of Five Thousand and no/100 U.S. Dollars with interest on the unpaid principal balance from March 17, 1997, until paid, at the rate of ten (10) percent per annum. Principal and interest shall be payable at 12146 East Amherst Circle, Aurora Colorado 80014, or such other place as the Note Holder may designate, in one payment of all outstanding principal and accrued interest due upon breaking of escrow in the Borrower's expected public offering.

2.  Borrower shall pay to the  Note  Holder  a  late  charge of N/A% of any
payment not received by the Note Holder within       days after the payment
is due.

3. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest at the rate specified below, if any, third, to accrued interest first specified above, and the balance applied in reduction of the principal amount hereof.

4. If any payment required by this Note is not paid when due, or if any default under any Deed of Trust securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder (Acceleration); and the indebtedness shall bear interest at the rate of N/A percent per annum from the date of default. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

5. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty.

Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

6. Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

7. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

Property address:

             (CAUTION:  SIGN ORIGINAL NOTE ONLY/RETAIN COPY)


IF BORROWER IS CORPORATION:

ATTEST                   FRANKS' EXPRESS, INC., a Colorado corporation

/s/Charles Burton, Secretary /s/Roger D. Jones, President


Borrower's address:

KEEP THIS NOTE IN A SAFE PLACE.

                             PROMISSORY NOTE

U.S. $5,000                                  Aurora, Colorado
                                             April 28, 1997

1.  FOR VALUE RECEIVED,  the  undersigned (Borrower) promises to pay SANDRA
S. STEINBERG or order, (Note Holder) the principal sum of Five Thousand and no/100 U.S. Dollars with interest on the unpaid principal balance from April 28, 1997, until paid, at the rate of ten (10) percent per annum. Principal and interest shall be payable at 12146 East Amherst Circle, Aurora Colorado 80014, or such other place as the Note Holder may designate, in one payment of all outstanding principal and accrued interest due upon breaking of escrow in the Borrower's expected public offering.

2.   Borrower shall pay to the Note Holder a late charge  of  N/A%  of  any
payment not received by the Note Holder within       days after the payment
is due.

3. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest at the rate specified below, if any, third, to accrued interest first specified above, and the balance applied in reduction of the principal amount hereof.

4. If any payment required by this Note is not paid when due, or if any default under any Deed of Trust securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder (Acceleration); and the indebtedness shall bear interest at the rate of N/A percent per annum from the date of default. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

5. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty.

Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

6. Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

7. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

Property address:

             (CAUTION:  SIGN ORIGINAL NOTE ONLY/RETAIN COPY)


IF BORROWER IS CORPORATION:

ATTEST                   FRANKS' EXPRESS, INC., a Colorado corporation

/s/Charles Burton, Secretary /s/Roger D. Jones, President


Borrower's address:

KEEP THIS NOTE IN A SAFE PLACE.

                             PROMISSORY NOTE

U.S. $5,000                                  Aurora, Colorado
                                             May 10, 1997

1.  FOR VALUE RECEIVED, the undersigned (Borrower)  promises  to pay SANDRA
S. STEINBERG or order, (Note Holder) the principal sum of Five Thousand and no/100 U.S. Dollars with interest on the unpaid principal balance from May 10, 1997, until paid, at the rate of ten (10) percent per annum. Principal and interest shall be payable at 12146 East Amherst Circle, Aurora Colorado 80014, or such other place as the Note Holder may designate, in one payment of all outstanding principal and accrued interest due upon breaking of escrow in the Borrower's expected public offering.

2.  Borrower shall pay to the Note  Holder  a  late  charge  of N/A% of any
payment not received by the Note Holder within       days after the payment
is due.

3. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest at the rate specified below, if any, third, to accrued interest first specified above, and the balance applied in reduction of the principal amount hereof.

4. If any payment required by this Note is not paid when due, or if any default under any Deed of Trust securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder (Acceleration); and the indebtedness shall bear interest at the rate of N/A percent per annum from the date of default. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

5. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty.

Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

6. Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

7. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

Property address:

             (CAUTION:  SIGN ORIGINAL NOTE ONLY/RETAIN COPY)


IF BORROWER IS CORPORATION:

ATTEST                   FRANKS' EXPRESS, INC., a Colorado corporation

/s/Charles Burton, Secretary /s/Roger D. Jones, President


Borrower's address:

KEEP THIS NOTE IN A SAFE PLACE.

                             PROMISSORY NOTE

U.S. $5,000                                  Aurora, Colorado
                                             June 12, 1997

1.  FOR VALUE RECEIVED, the undersigned  (Borrower)  promises to pay SANDRA
S. STEINBERG or order, (Note Holder) the principal sum of Five Thousand and no/100 U.S. Dollars with interest on the unpaid principal balance from June 12, 1997, until paid, at the rate of ten (10) percent per annum. Principal and interest shall be payable at 12146 East Amherst Circle, Aurora Colorado 80014, or such other place as the Note Holder may designate, in one payment of all outstanding principal and accrued interest due upon breaking of escrow in the Borrower's expected public offering.

2.  Borrower  shall  pay  to  the  Note Holder a late charge of N/A% of any
payment not received by the Note Holder within       days after the payment
is due.

3. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest at the rate specified below, if any, third, to accrued interest first specified above, and the balance applied in reduction of the principal amount hereof.

4. If any payment required by this Note is not paid when due, or if any default under any Deed of Trust securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder (Acceleration); and the indebtedness shall bear interest at the rate of N/A percent per annum from the date of default. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

5. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty.

Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

6. Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

7. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

Property address:

             (CAUTION:  SIGN ORIGINAL NOTE ONLY/RETAIN COPY)


IF BORROWER IS CORPORATION:

ATTEST                   FRANKS' EXPRESS, INC., a Colorado corporation

/s/Charles Burton, Secretary /s/Roger D. Jones, President


Borrower's address:

KEEP THIS NOTE IN A SAFE PLACE.

                             PROMISSORY NOTE

U.S. $5,000                                  Aurora, Colorado
                                             July 10, 1997

1.  FOR VALUE RECEIVED,  the  undersigned (Borrower) promises to pay SANDRA
S. STEINBERG or order, (Note Holder) the principal sum of Five Thousand and no/100 U.S. Dollars with interest on the unpaid principal balance from July 10, 1997, until paid, at the rate of ten (10) percent per annum. Principal and interest shall be payable at 12146 East Amherst Circle, Aurora Colorado 80014, or such other place as the Note Holder may designate, in one payment of all outstanding principal and accrued interest due upon breaking of escrow in the Borrower's expected public offering.

2.   Borrower  shall  pay  to the Note Holder a late charge of N/A% of  any
payment not received by the Note Holder within       days after the payment
is due.

3. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest at the rate specified below, if any, third, to accrued interest first specified above, and the balance applied in reduction of the principal amount hereof.

4. If any payment required by this Note is not paid when due, or if any default under any Deed of Trust securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder (Acceleration); and the indebtedness shall bear interest at the rate of N/A percent per annum from the date of default. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

5. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty.

Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

6. Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

7. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

Property address:

             (CAUTION:  SIGN ORIGINAL NOTE ONLY/RETAIN COPY)


IF BORROWER IS CORPORATION:

ATTEST                   FRANKS' EXPRESS, INC., a Colorado corporation

/s/Charles Burton, Secretary /s/Roger D. Jones, President


Borrower's address:

KEEP THIS NOTE IN A SAFE PLACE.

                              EXHIBIT 99.3

                 CONSULTING SERVICES AGREEMENT


     THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of January 2, 1997, is between FRANKS' EXPRESS, INC., a Colorado
corporation  ("Franks'   Express")   and   Richard  H.  Steinberg  (the
"Contractor").


                           RECITALS

     A. The Contractor is in the business of providing services of benefit to Franks' Express and Franks' Express desires to engage the services of the Contractor under terms and conditions specified in this Agreement.

     B. Franks' Express and the Contractor intend that their relationship NOT be considered an employer-employee relationship and desire to set forth the basic terms of the understandings between them in this Agreement.


                           AGREEMENT

     IN CONSIDERATION of the foregoing recitals, other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, Franks' Express and the Contractor agree as follows:


                           ARTICLE I

                 NATURE AND SCOPE OF SERVICES

     Section 1.1 ENGAGEMENT. Franks' Express hereby agrees to engage the services of the Contractor and the Contractor hereby agrees to provide services to Franks' Express on the terms and conditions set forth in this Agreement.

     Section 1.2 NATURE OF SERVICES. The Contractor shall provide services to Franks' Express, as more fully described in Exhibit A, attached to and made a part of this Agreement by this reference, as that Exhibit may be amended from time to time by written agreement signed on behalf of Franks' Express and by the Contractor.

     Section 1.3 COMMENCEMENT. The consulting services rendered by the Contractor under the terms and conditions of this Agreement shall commence on January 2, 1997.


     Section 1.4 COMPLIANCE WITH APPLICABLE LAWS. In performing services under this Agreement, the Contractor shall comply with any and all applicable laws, rules, orders, and regulations of any governmental or quasi-governmental agency having jurisdiction over the activities of the Contractor or the business activities of Franks' Express.


                          ARTICLE II

                    RELATION OF THE PARTIES

     Section 2.1 INDEPENDENT CONTRACTOR STATUS. At all times the Contractor shall be considered for all purposes to be an independent contractor. The Contractor shall not be considered an agent or employee of Franks' Express for any purpose.

     Section 2.2 CONTRACTOR RESPONSIBLE FOR OWN TAXES. The Contractor shall not be entitled to participate in any plans, arrangements or distributions by Franks' Express pertaining to or in connection with any benefits for regular employees of Franks' Express, including, but not limited to, FICA contributions and income tax withholdings. The Contractor shall be responsible for the payment of all applicable taxes and the filing of all applicable tax reports and returns with the appropriate government entities with respect to any income derived by the Contractor pursuant to this Agreement.

     Section 2.3 CONTRACTOR RESPONSIBLE FOR OWN INSURANCE. The Contractor shall be responsible for providing his or her own insurance, including, without limitation, liability insurance and workman's compensation.

     Section 2.4 INDEPENDENT DISCRETION. The Contractor shall use independent discretion as to the means by which the duties described in Exhibit A are accomplished. The methods and procedures for performing the services pursuant to this Agreement are within the exclusive control of the Contractor.

     Section 2.5 NO JOINT VENTURE. Franks' Express and the Contractor acknowledge that nothing in this Agreement shall constitute them as partners or joint venturers in the performance of any activities contemplated by this Agreement.

     Section 2.6 NO WARRANTIES AUTHORIZED. In connection with performance of Contractor's obligations under this Agreement, the Contractor shall make no warranties, oral or written, concerning any aspect of the business operations of Franks' Express which are not provided to the Contractor, in writing, by Franks' Express.


                          ARTICLE III

                   COMPENSATION FOR SERVICES

     Section 3.1 SERVICE FEE. As compensation for the performance of the Contractor's services under this Agreement, Franks' Express shall pay to the Contractor a service fee of One Thousand and no/100 Dollars ($1,000) per month.

     Section 3.2 PRE-APPROVED EXPENSE REIMBURSEMENT. Franks' Express shall pay for all customary, reasonable and PRE-APPROVED business expenses related to performance of the Contractor's obligations under this Agreement. The Contractor shall keep good and sufficient records of all expenses for which reimbursement is requested. Payments for such reimbursements shall be made by Franks' Express on a monthly basis. All single item expenses exceeding $100.00 and all aggregate expenses exceeding $500.00 incurred in any given month must be PRE-APPROVED IN WRITING by Franks' Express.


                          ARTICLE IV

                     TERM AND TERMINATION

     Section 4.1 TERM. The term of this Agreement shall commence on January 2, 1997 and shall continue for a term of two years, unless terminated pursuant to other provisions of this Agreement.

     Section 4.2 TERMINATION FOR CAUSE. Franks' Express may terminate this Agreement for "cause" without prior written notice delivered to the Contractor. For purposes of this Agreement, the term "cause" shall include, without limitation: the Contractor's fraud, dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform duties assigned under this Agreement, willful violation of any rule, law, regulation (other than traffic violations or similar offenses) or a material breach of any term or condition of this Agreement.

     Section 4.3 TERMINATION FOR DISABILITY. Franks' Express may, by a decision of the President of Franks' Express, with the concurrence of the Board of Directors of Franks' Express, terminate this Agreement on account of the Contractor's disability, provided that Franks' Express shall have the absolute obligation to continue to pay to the Contractor (or his or her estate or personal representative, as the case may be) an amount equal to the compensation previously earned by the Contractor prior to the date of termination, on the condition that the Contractor or the Contractor's representative sign an agreement releasing Franks' Express from all further liability under this Agreement, and Franks' Express shall have no further obligations under this Agreement.

     Section 4.4 TERMINATION UPON DEATH. This Agreement shall terminate upon the Contractor's death, and Franks' Express shall have no further obligations under this Agreement, provided that Franks' Express shall have the absolute obligation to continue to pay to the Contractor (or his or her estate or personal representative, as the case may be) an amount equal to the compensation previously earned by the Contractor prior to the date of termination, and Franks' Express shall have no further obligations under this Agreement.

     Section 4.5 TERMINATION BY THE CONTRACTOR. The Contractor may terminate the Contractor's obligations under this Agreement as follows:

     (a) upon the expiration of 10 days after the Contractor has given written notice to Franks' Express that the Contractor has determined that Franks' Express has breached any material term or condition of this Agreement, unless Franks' Express shall have cured such breach to the satisfaction of the Contractor within the 10 day period; or

     (b) upon the expiration of 20 days after Franks' Express has been given written notice by the Contractor that the Contractor has elected to terminate this Agreement for any other reason.


                           ARTICLE V

                        CONFIDENTIALITY

     Section 5.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, the Contractor may have access to and become familiar with various trade secrets, techniques, inventions, processes, and compilations of information and records which are owned, in whole or in part, by Franks' Express and which are regularly used in the operation of its business, as well as various other types of confidential information concerning Franks' Express' business and operations. The Contractor shall not disclose any such trade secrets or other confidential information, nor use any of such trade secrets or other confidential information, during the term of this Agreement or thereafter, except as required in the course of performing Contractor's duties under this Agreement. All files, records, documents, equipment, and similar items relating to Franks' Express' business, whether prepared by the Contractor or otherwise coming into his or her possession, shall remain the exclusive property of Franks' Express and, except as may be required during the course of performance of Contractor's duties under this Agreement, shall not be removed by the Contractor from the premises of Franks' Express without the prior written consent of the President of Franks' Express.


                          ARTICLE VI

                   MISCELLANEOUS PROVISIONS

     Section 6.1 NO ASSIGNMENT. This Agreement and all rights, benefits, duties and obligations under this Agreement shall not be subject to execution, attachment or similar process and, in the absence of written permission from Franks' Express, may not be assigned, delegated, transferred, pledged or hypothecated. Any such assignment, delegation, transfer, pledge, hypothecation, execution, attachment or similar process, to the extent permitted by law, shall be null, void and of no effect whatsoever, unless the written consent of Franks' Express and the Contractor shall have first been obtained.

     Section 6.2 ARBITRATION. If any controversy arises out of events or provisions relating to or included within this Agreement other than violation of the provisions of Article V, the same shall be arbitrated in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the dispute. Judgment on such arbitration award may be entered in any court having jurisdiction.

     Section 6.3 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement is found to be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 6.4 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to a party at the address for such party contained in this Agreement or such other address as shall be provided in writing by either party to the other.

     Section 6.5 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the Contractor, his or her heirs, personal representatives and assigns (if any) or its successors and assigns (if any), as the case may be, and Franks' Express, its successors and assigns.

     Section 6.6 GOVERNING LAW. This Agreement is made under, shall be construed in accordance with, and shall be governed by the laws of the State of Colorado as applied to contracts made and performed solely within the State of Colorado.

     Section 6.7 WAIVER AND MODIFICATION. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties to this Agreement. The failure of either party to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party to enforce each and every provision of this Agreement in the future.

     Section 6.8 INDEMNIFICATION. The Contractor agrees to indemnify and hold harmless Franks' Express from any and all claims, losses or damage (including any amount paid in reasonable settlement of litigation, either threatened or pending) and all costs and expenses (including legal fees and other expenses reasonable incurred in investigating or defending against litigation, either threatened or pending) incurred by

Franks' Express arising out of the Contractor's performance of duties under this Agreement.

     Section 6.9  HEADINGS.   The  headings  and  captions contained in
this Agreement are for convenience only and are not to be construed as a part of this Agreement.

     Section 6.10 ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties to this Agreement and, except as otherwise provided in this Agreement, there are no other agreements or understandings, written or oral, in effect between the Contractor and Franks' Express (or any other person or entity) specifically relating to the substance of this Agreement.
     Section 6.11 COUNTERPARTS. This instrument may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, Franks' Express and the Contractor have executed this Agreement as of the day and year first above written.

                     FRANKS' EXPRESS, INC.



                  By:/S/ ROGER D. JONES
                     Roger D. Jones, President


                     THE CONTRACTOR


                     /S/ RICHARD H. STEINBERG
                     Richard H. Steinberg

                           EXHIBIT A

                      NATURE OF SERVICES

                    DUTIES AND OBLIGATIONS


     The  Contractor  shall  perform the following services for Franks'
Express:


     1. Evaluate, advise and assist the Company with development and execution of the Company's business plan.

     2. Provide, on an as needed basis, food service and financial consulting to customers of the Company.

     3. Analyze sources of available capital to be used for pursuit of the Company's business plan and expansion activities.

         TERMINATION OF CONSULTING SERVICES AGREEMENT

     THIS TERMINATION OF CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of August 9, 1997, is between FRANKS' EXPRESS, INC., a Colorado corporation ("Franks' Express") and Richard H. Steinberg (the "Contractor").

                           RECITALS

     A. Franks' Express and the Contractor executed a Consulting Services Agreement dated January 2, 1997 (the "Consulting Agreement") and now desire to terminate that agreement.

                           AGREEMENT

     IN CONSIDERATION of the foregoing recitals, other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, Franks' Express and the Contractor agree as follows:

     1.  The Consulting Agreement is hereby terminated.

     2. Franks' Express shall pay the Contractor all amounts due under the Consulting Agreement through the date of this Agreement, which is agreed to be Seven Thousand and no/100 Dollars ($7,000.00), plus an early termination fee equal to Five Thousand and no/100 Dollars ($5,000).

     3. Franks' Express's obligation to make payments due to Franks' Express shall be deferred until such time as Franks' Express consummates a Business Combination, as that term is defined in the Registration Statement of Franks' Express related to the sale of shares of its capital stock, as and when declared effective by the U.S. Securities and Exchange Commission.

     IN WITNESS WHEREOF, Franks' Express and the Contractor have executed this Agreement as of the day and year first above written.

                     FRANKS' EXPRESS, INC.



                  By:/S/ CHARLES BURTON
                     Charles Burton, President

                     THE CONTRACTOR


                     /S/ RICHARD H. STEINBERG
                     Richard H. Steinberg